================================================================================

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[x]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             Callaway Golf Company
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                             [CALLAWAY GOLF LOGO]

                                          March 31, 1999

Dear Shareholder:

  You are cordially invited to attend the Annual Meeting of the Shareholders of Callaway Golf Company, which will be held on Wednesday, May 5, 1999 at 2180 Rutherford Road, Carlsbad, California 92008 (near the Company's headquarters), commencing at 10:00 a.m. A map is provided on the back page of these materials for your reference. Your Board of Directors and management look forward to greeting personally those shareholders able to attend.

  At the meeting, in addition to electing 10 directors, your Board is asking shareholders to approve the reincorporation of Callaway Golf Company as a Delaware corporation and to approve the adoption of the Callaway Golf Company 1999 Employee Stock Purchase Plan. The reincorporation proposal does not include the adoption of any new "anti-takeover" provisions. These proposals are fully set forth in the accompanying proxy statement which you are urged to read thoroughly. For the reasons set forth in the proxy statement, your Board of Directors recommends a vote "FOR" each of the proposals.

  It is important that your shares are represented and voted at the meeting whether or not you plan to attend. Accordingly, you are requested to sign, date and mail the enclosed proxy in the envelope provided at your earliest convenience.

  Thank you for your cooperation.

                                          Sincerely,

                                          /s/ Ely Callaway
                                          Ely Callaway
                                          Chairman of the Board and
                                          Chief Executive Officer

                             CALLAWAY GOLF COMPANY
                             2285 Rutherford Road
                          Carlsbad, California 92008
                               ----------------
                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          Meeting Date:  May 5, 1999

TO OUR SHAREHOLDERS:

  The Annual Meeting of the Shareholders of Callaway Golf Company, a California corporation (the "Company"), will be held at 2180 Rutherford Road, Carlsbad, California 92008 (near the Company's headquarters), commencing at 10:00 a.m., on May 5, 1999, to consider and vote on the following matters described in this notice and the accompanying Proxy Statement:

    1. To elect 10 directors to the Company's Board of Directors to serve for one-year terms.
    2. To approve the reincorporation of the Company as a Delaware corporation by means of a merger of the Company with and into a wholly owned Delaware subsidiary of the Company. This proposal does not include the adoption of any new "anti-takeover" provisions.
    3. To approve the adoption of the Callaway Golf Company 1999 Employee Stock Purchase Plan under which employees may purchase shares of the Company's Common Stock pursuant to the provisions of and the regulations relating to Section 423 of the Internal Revenue Code. The plan will authorize and reserve for issuance 2,000,000 shares of the Company's Common Stock which may be issued pursuant to the terms of such plan.
    4. To transact such other business as may properly come before the meeting or any adjournments thereof.

  The Board of Directors has fixed the close of business on March 8, 1999 as the record date for determination of shareholders entitled to vote at the Annual Meeting or any adjournments thereof, and only record holders of Common Stock at the close of business on that day will be entitled to vote. At the record date, 75,526,661 shares of Common Stock were issued and outstanding.

  TO ASSURE REPRESENTATION AT THE ANNUAL MEETING, SHAREHOLDERS ARE URGED TO SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE. ANY SHAREHOLDER ATTENDING THE ANNUAL MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE PREVIOUSLY RETURNED A PROXY.

  If you plan to attend the Annual Meeting in person, we would appreciate your response by indicating so at the appropriate place on the proxy card enclosed.

                                    By Order of the Board of Directors,

                                    /s/ Steven C. McCracken
                                    Steven C. McCracken
                                    Secretary
Carlsbad, California
March 31, 1999

                             CALLAWAY GOLF COMPANY
                             2285 Rutherford Road
                          Carlsbad, California 92008

                               ----------------

                                PROXY STATEMENT

                               ----------------

                        ANNUAL MEETING OF SHAREHOLDERS

                           Meeting Date: May 5, 1999

  This Proxy Statement is being sent on or about March 31, 1999 in connection with the solicitation of proxies by the Board of Directors of Callaway Golf Company, a California corporation (the "Company" or "Callaway Golf"). The proxies are for use at the 1999 Annual Meeting of the Shareholders of the Company, which will be held at 2180 Rutherford Road, Carlsbad, California 92008 (near the Company's headquarters), on May 5, 1999, commencing at 10:00 a.m., and at any meetings held upon adjournment thereof (the "Annual Meeting"). The record date for the Annual Meeting is the close of business on March 8, 1999 (the "Record Date"). Only holders of record of the Company's Common Stock on the Record Date are entitled to notice of the Annual Meeting and to vote at the Annual Meeting.

  A proxy card is enclosed. Whether or not you plan to attend the Annual Meeting in person, please date, sign and return the enclosed proxy card as promptly as possible, in the postage-prepaid envelope provided, to ensure that your shares will be voted at the Annual Meeting. Any shareholder who returns a proxy has the power to revoke it at any time prior to its effective use by filing with the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Unless contrary instructions are given, any such proxy, if not revoked, will be voted at the Annual Meeting for the 10 nominees for election as directors as set forth in this Proxy Statement, for the proposal to reincorporate Callaway Golf Company as a Delaware corporation, for the proposal to adopt the Callaway Golf Company 1999 Employee Stock Purchase Plan, and as recommended by the Board of Directors, in its discretion, with regard to all other matters which may properly come before the Annual Meeting. The Company does not currently know of any such other matters.

  At the Record Date, there were 75,526,661 shares of the Company's Common Stock outstanding. The presence, either in person or by proxy, of persons entitled to vote a majority of the Company's outstanding Common Stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining a quorum, but are not considered as having voted for purposes of determining the outcome of a vote. No other voting securities of the Company were outstanding at the Record Date.

  Holders of Common Stock have one vote for each share on any matter that may be presented for consideration and action by the shareholders at the Annual Meeting, except that shareholders may have cumulative voting rights with respect to the election of directors. Cumulative voting rights entitle each shareholder to cast as many votes as are equal to the number of directors to be elected multiplied by the number of shares owned by such shareholder, which votes may be cast for one candidate or distributed among two or more candidates. For cumulative voting rights to be applicable, one or more shareholders must give notice at the Annual Meeting of the intention to cumulate votes prior to the voting. The 10 nominees for director receiving the highest number of votes at the Annual Meeting will be elected. Unless instructed otherwise, the shares represented by proxies to management will be voted in the discretion of management so as to elect the maximum number of management nominees which may be elected by cumulative voting (if applicable).

  The cost of preparing, assembling, printing and mailing this Proxy Statement and the accompanying form of proxy, and the cost of soliciting proxies relating to the Annual Meeting, will be borne by the Company. The Company may request banks and brokers to solicit their customers who beneficially own Common Stock listed of record in names of nominees, and will reimburse such banks and brokers for their reasonable out-of-pocket expenses for such solicitations. The solicitation of proxies by mail may be supplemented by telephone, telegram and personal solicitation by officers, directors and regular employees of the Company, but no additional compensation will be paid to such individuals. The Company has retained the firm of D. F. King & Co., Inc. to assist, if necessary, in the solicitation of proxies for a fee of approximately $10,000 plus out-of-pocket expenses.

               BENEFICIAL OWNERSHIP OF THE COMPANY'S SECURITIES

  The following table sets forth information regarding the beneficial ownership of the Company's Common Stock as of February 28, 1999 (except as otherwise noted) by (i) each person who is known by the Company to own beneficially more than 5% of the Company's Common Stock, (ii) each director who is standing for re-election, (iii) each of the executive officers named in the Summary Compensation Table appearing elsewhere in this Proxy Statement (the "Summary Compensation Table") and (iv) all directors standing for re-election and executive officers as a group.

                                                  Shares Beneficially Owned
       Name and Address of                        -------------------------
      Beneficial Owner(/1/)                          Number         Percent
      ---------------------                       --------------- -------------
      Sanwa Bank California,                            5,300,000         7.0%
       Trustee for the Callaway Golf Company
       Grantor Stock Trust(/2/) Institutional
       Trust & Investments 601 S. Figueroa
       Street, W10-1
       Los Angeles, California 90017
      Ely Callaway(/3/)                                 1,233,541         1.6%
      William C. Baker(/4/)                                12,901           *
      Donald H. Dye(/5/)                                  984,371         1.3%
      Richard C. Helmstetter(/6/)                       1,246,375         1.6%
      Vernon E. Jordan, Jr.(/7/)                           41,000           *
      Yotaro Kobayashi(/8/)                                 2,700           *
      Bruce Parker(/9/)                                   409,276           *
      Aulana L. Peters(/10/)                               80,200           *
      Frederick R. Port(/11/)                             227,300           *
      Richard Rosenfield(/12/)                            109,100           *
      William A. Schreyer(/13/)                           108,000           *
      Charles J. Yash(/14/)                               419,936           *
      All directors and executive officers
       as a group (15 persons)(/15/)                    5,551,742        7.06%

--------
 *  Less than one percent.
(1) Except as otherwise indicated, the address for all persons shown on this table is c/o the Company, 2285 Rutherford Road, Carlsbad, California 92008. Unless otherwise indicated in the footnotes to this table, and subject to community property laws where applicable, to the knowledge of the Company each of the shareholders named in this table has sole voting and investment power with respect to the shares shown as beneficially owned by that shareholder.

 (2) The Callaway Golf Company Grantor Stock Trust (the "GST") holds Company Common Stock pursuant to a trust agreement creating the GST in connection with the prefunding of certain obligations of the Company under various employee benefit plans. Both the GST and the Trustee disclaim beneficial ownership of the shares of Common Stock. The Trustee has no discretion in the manner in which the Company's Common Stock held by the GST will be voted. The trust agreement provides that employees who hold unexercised options as of the Record Date under the Company's stock option plans and employees who have purchased stock under the Company's 1995 Employee Stock Purchase Plan during the twelve months preceding the Record Date will, in effect, determine the manner in which shares of the Company's Common Stock held in the GST are voted. The Trustee will vote the Common Stock held in the GST in the manner directed by those employees who submit voting instructions for the shares.

     The number of shares as to which any one employee can direct the vote will depend upon how many employees submit voting instructions to the Trustee. If all employees entitled to submit such instructions do so, as of March 8, 1999, the executive officers named in the Summary Compensation Table would have the right to direct the vote of the
     following share amounts: Ely Callaway--      , Bruce Parker--       ,
     Richard C. Helmstetter--        , Frederick R. Port--       , and Charles
     J. Yash--       and all executive officers as a group--       . If less
     than all of the eligible employees submit voting instructions, then the foregoing amounts would be higher. The trust agreement further provides that all voting instructions received by the Trustee will be held in confidence and not disclosed to any person including the Company.

 (3) Includes 800,000 shares held by the Ely R. Callaway, Jr. Trust (the "Callaway Trust") for which Ely Callaway is trustee, with voting and dispositive powers over such shares. Also includes 41,157 shares held by Cindy Callaway, Mr. Callaway's spouse. Also includes 80,275 shares held by the Callaway Golf Company Foundation, a charitable foundation, which currently are voted by Mr. Callaway in his capacity as President of the Callaway Golf Company Foundation. Also includes 105,180 shares held by the Cindy and Ely Callaway Family Foundation, a charitable foundation, which currently are voted by Mr. Callaway in his capacity as President of the Cindy and Ely Callaway Family Foundation. Mr. Callaway disclaims beneficial ownership of all shares held by the Callaway Golf Company Foundation and the Cindy and Ely Callaway Family Foundation. Includes 180,000 shares issuable upon exercise of options held by Mr. Callaway, which are currently exercisable or become exercisable on or before April 29, 1999. Also includes 10,000 shares which do not vest and are restricted as to sale or transfer until January 1, 2003.

 (4) Includes 12,000 shares issuable upon exercise of options held by Mr. Baker, which are currently exercisable or become exercisable on or before April 29, 1999. Includes 50 shares held by Mr. Baker's spouse.

 (5) Includes 560,000 shares issuable upon the exercise of options held by Mr. Dye, which are currently exercisable or become exercisable on or before April 29, 1999. Also includes 9,150 shares which are held by Mr. Dye's spouse. Also includes 64,036 shares held by the Dye Family Foundation, a charitable foundation, which currently are voted by Mr. Dye in his capacity as President of the Dye Family Foundation. Mr. Dye disclaims beneficial ownership of all shares held by the Dye Family Foundation.

 (6) Includes 800,000 shares issuable upon exercise of options held by Mr. Helmstetter, which are currently exercisable or become exercisable on or before April 29, 1999. Also includes 365,500 shares held by immediate family members, both directly and through trusts in which

    Mr. Helmstetter or his family members have an interest. Also includes 89,875 shares held by the Helmstetter Family Foundation, a charitable foundation, of which Mr. Helmstetter shares the power to vote and dispose of such shares in his capacity as an officer and director of the Helmstetter Family Foundation. Mr. Helmstetter disclaims beneficial ownership of all shares held by the Helmstetter Family Foundation.

 (7) Includes 40,000 shares issuable upon exercise of options held by Mr. Jordan, which are currently exercisable or become exercisable on or before April 29, 1999.

 (8) Represents 2,700 shares held by Mr. Kobayashi's spouse.

 (9) Includes 380,000 shares issuable upon exercise of options held by Mr. Parker, which are currently exercisable or become exercisable on or before April 29, 1999. Also includes 10,000 shares which do not vest and are restricted as to sale or transfer until January 1, 2003.

(10) Includes 200 shares owned jointly with Mrs. Peters' spouse, Bruce F. Peters. Also includes 80,000 shares issuable upon exercise of options held by Mrs. Peters, which are currently exercisable or become exercisable on or before April 29, 1999.

(11) Includes 5,600 shares held by the Linda and Fred Port Family Foundation, a charitable foundation, of which Mr. Port shares the power to vote and dispose of such shares in his capacity as an officer and director of the Linda and Fred Port Family Foundation. Mr. Port disclaims beneficial ownership of all shares held by the Linda and Fred Port Family Foundation. Also includes 10,000 shares held by Mr. Port which do not vest and are restricted as to sale or transfer until January 1, 2003. Also includes 180,000 shares issuable upon exercise of options held by Mr. Port, which are currently exercisable or become exercisable on or before April 29, 1999.

(12) Includes 92,000 shares issuable upon exercise of options held by Mr. Rosenfield, which are currently exercisable or become exercisable on or before April 29, 1999. Includes 3,000 shares held in a trust for the benefit of Mr. Rosenfield's children and 50 shares held by Mr. Rosenfield's spouse.

(13) Includes 88,000 shares issuable upon exercise of options held by Mr. Schreyer, which are currently exercisable or become exercisable on or before April 29, 1999.

(14) Includes 400,000 shares issuable upon exercise of options held by Mr. Yash, which are currently exercisable or become exercisable on or before April 29, 1999. Also includes 10,000 shares which do not vest and are restricted as to sale or transfer until January 1, 2003.

(15) Includes 3,392,000 shares issuable upon exercise of options held by these individuals, which are currently exercisable or become exercisable on or before April 29, 1999. Also includes 53,500 shares which do not vest and are restricted as to sale or transfer until January 1, 2003.

                             ELECTION OF DIRECTORS

  The Board of Directors has determined that the 10 directors named below will be nominated for election as directors at the Annual Meeting. Each nominee has consented to being named in the Proxy Statement as a nominee for election as director and has agreed to serve as director if elected.

  The persons named in the accompanying form of proxy have advised the Company that they intend at the Annual Meeting to vote the shares covered by the proxies for the election of the nominees named below. If any one or more of such nominees should for any reason become unavailable for election, the persons named in the accompanying form of proxy may vote for the election of such substitute nominees as the Board of Directors may propose. The accompanying form of proxy contains a discretionary grant of authority with respect to this matter.

  The nominees for election as directors at the Annual Meeting are set forth below.

                            Positions with the      Director
           Name                   Company            Since
           ----             ------------------      --------
                            Founder, Chairman,
       Ely Callaway          President, Chief         1982
                          Executive Officer, and
                                 Director
     William C. Baker            Director             1994
   Vernon E. Jordan, Jr.         Director             1997
     Yotaro Kobayashi            Director             1998
                           Senior Executive Vice
       Bruce Parker       President, U.S. Sales,      1996
                            Chief Merchant and
                                 Director
     Aulana L. Peters            Director             1996
                           Senior Executive Vice
     Frederick R. Port          President,            1995
                         International Sales, and
                                 Director
    Richard Rosenfield           Director             1994
    William A. Schreyer          Director             1994
                           Senior Executive Vice
      Charles J. Yash           President,            1996
                         Golf Balls, and Director

  For additional biographical information concerning these individuals, see "Biographical Information."

  The Company's Board of Directors met six times during 1998. Each of the Company's directors attended at least 75% of the meetings of the Board of Directors and committees of the Board of Directors on which he or she served during 1998, except for Mr. Jordan who attended 67% of such meetings.

  All directors of the Company hold office until the next annual meeting of shareholders and until their successors have been elected and qualified.

  Directors who are not employees of the Company receive $24,000 per year in cash compensation, plus reimbursement of expenses. Non-employee directors of the Company also are entitled to receive the current products of the Company, free of charge, for their own personal use and the use of their immediate family members living at home. In 1998, the wholesale value of products received ranged from zero to approximately $3,900 per non-employee director. In addition, the non-employee directors participate in the Callaway Golf Company Non-Employee Directors Stock Option Plan (the "Director Plan"), which was approved by the shareholders at the Company's 1993 Annual Meeting. Pursuant to the Director Plan, non-employee directors are automatically granted stock options to purchase 80,000 shares of Common Stock upon initial election or appointment to the Board at an exercise price equal to (i) $10.00 per share of Common Stock, if elected or appointed prior to January 1, 1993, (ii) 75% of the fair market value of the Common Stock on the date of initial election or appointment, if elected or appointed on or after January 1, 1993 through April 17, 1996, or (iii) the fair market value of the Common Stock on the date of such initial election or appointment, if elected or appointed after April 17, 1996. Thereafter, each non-employee director automatically receives, on each even-numbered anniversary of such initial election or appointment (provided such person is continuing for at least one year thereafter), an additional grant of stock options to purchase 8,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of each such subsequent grant. All options granted under the Director Plan vest 50% on the first anniversary of the date of grant and 50% on the second anniversary, provided in each case the optionee remains as a director on such vesting dates. A maximum of 840,000 shares have been approved for issuance in the aggregate pursuant to stock options granted under the Director Plan, and no individual director may receive options to purchase more than 120,000 shares thereunder.

  The Company has an Executive and Compensation Committee consisting of Messrs. Callaway (Chair), Rosenfield (Vice Chair), Baker, Jordan and Schreyer and Mrs. Peters. Mr. Dye also was a member of the Executive and Compensation Committee until his termination in October 1998. The Executive and Compensation Committee makes decisions or recommendations to the Board concerning salaries and incentive compensation for officers and employees of the Company. The Executive and Compensation Committee met three times during 1998. See also "Compensation Committee Interlocks and Insider Participation" in this Proxy Statement.

  The Board of Directors also has a Finance and Audit Committee (formerly the Audit Committee until February 1999), which reviews, among other things, the results and scope of the audit and other services provided by the Company's independent accountants. The Finance and Audit Committee met five times during 1998. The Finance and Audit Committee consists of Messrs. Baker (Chair) and Rosenfield, and Mrs. Peters. On certain finance matters, Messrs. Callaway and Port attend Finance and Audit Committee meetings as non-voting advisors.

Biographical Information

  Ely Callaway, 79, Founder, has served as President and Chief Executive Officer since October 1998, and also has served as Chairman of the Board of the Company since the Company's formation in 1982. Mr. Callaway also currently serves as Chairman of the Executive and Compensation Committee, and as Chairman of the Company, is a non-voting advisor of all Board committees. He served as Chief Executive Officer from 1982 to May 1996, and Chief of Advertising, Press and Public Relations from April 1997 to October 1998. From 1974 to 1981, Mr. Callaway founded and operated Callaway Vineyard and Winery in Temecula, California, until it was sold. From 1946 to 1973, Mr. Callaway worked in the textile industry, where he served as a Divisional President of several major divisions of Burlington Industries, Inc., and in 1968 was elected Corporate President and Director of Burlington, which at the time was the world's largest textile company. Prior to 1945, Mr. Callaway served a five-year tour of duty in the U.S. Army Quartermaster Corps. Mr. Callaway is a 1940 graduate of Emory University.

  William C. Baker, 65, has served as a Director of the Company since January 1994 and is Chairman of the Finance and Audit Committee. He is currently President and Chief Executive Officer of the Los Angeles Turf Club, Incorporated, a subsidiary of Magna International, Inc. He was Chairman and Chief Executive Officer of The Santa Anita Companies, Inc., a subsidiary of Meditrust Operating Company, from November 1997 to December 1998. Prior to that, he was Chairman of Santa Anita Realty Enterprises, Inc. from April 1996 to November 1997 and Chairman, President and Chief Executive Officer of Santa Anita Operating Company from August 1996 to November 1997. He was President and Chief Operating Officer of Red Robin International, Inc. (a restaurant chain) from May 1993 to May 1995, and Chairman and Chief Executive Officer of Carolina Restaurant Enterprises, Inc. from August 1992 to December 1995. Mr. Baker was the principal shareholder and Chief Executive Officer of Del Taco, Inc. from 1977 until 1988 when that business was sold. He also serves as a director of Los Angeles Turf Club, Incorporated, Meditrust Operating Company and Public Storage, Inc. Mr. Baker received his law degree from the University of Texas in 1957.

  Vernon E. Jordan, Jr., 63, has served as a Director of the Company since July 1997. Mr. Jordan is a senior partner in the law firm of Akin, Gump, Strauss, Hauer & Feld, having joined the firm in 1982. Currently, Mr. Jordan serves as a member of the Board of Directors of American Express Company, Bankers Trust Company, Bankers Trust New York Corporation, Chancellor Media Corporation, Dow Jones and Company, Inc., J.C. Penney Company, Inc., Revlon Group, Revlon, Inc., Ryder System, Inc., Sara Lee Corporation, Union Carbide Corporation and Xerox Corporation. Prior to 1982, Mr. Jordan held the following positions: President and Chief Executive Officer of the National Urban League; Executive Director of the United Negro College Fund; Director of the Voter Education Project of the Southern Regional Council; Attorney-Consultant, U.S. Office of Economic Opportunity; Assistant to the Executive Director of the Southern Regional Council; Georgia Field Director of the National Association for the Advancement of Colored People; and an attorney in private practice in Arkansas and Georgia. In addition, Mr. Jordan also served as the Chairman of the Clinton Presidential Transition Team in 1992. Mr. Jordan is a 1957 graduate of DePauw University and received his J.D. from the Howard University of Law School in 1960.

  Yotaro Kobayashi, 65, has served as a director of the Company since June, 1998. He is Chairman and Co-Chief Executive Officer of Fuji Xerox Co., Ltd. Mr. Kobayashi joined Fuji Photo Film Co., Ltd. in 1958, was assigned to Fuji Xerox Co., Ltd. in 1963, named President and Chief Executive Officer in 1978 and Chairman and Chief Executive Officer in 1992. Mr. Kobayashi is a director of Xerox Corporation and ABB Asea Brown Boveri Ltd. He holds positions as Chairman of The Aspen Institute Japan and Vice Chairman of the Keizai Doyukai (Japan Association of Corporate Executives), Japanese Chairman of the Trilateral Commission, and Vice Chairman of the International University of Japan. He also is on the International Advisory Boards of both Northern Telecom Limited and the Council on Foreign Relations and is on the International Council of JP Morgan. In addition, Mr. Kobayashi serves on the Board of Trustees of both the Wharton School of the University of Pennsylvania, and on the Advisory Board of Stanford University's Graduate School of Business. He is a 1956 graduate of Keio University and received his MBA from the Wharton School of the University of Pennsylvania in 1958.

  Bruce Parker, 43, has served as a Director of the Company since July 1996, Senior Executive Vice President, U.S. Sales, since 1993 and Chief Merchant since 1991. He has held the office of President, and Chief Executive Officer, of Callaway Golf Sales Company, the Company's wholly-owned U.S. sales subsidiary, since 1995 and 1997, respectively. Mr. Parker also has served the Company in various vice presidential positions since 1984 and became Executive Vice President, Chief Merchant in October 1991. Prior to 1984, Mr. Parker worked as a sales manager for various golf club manufacturers in California.

  Aulana L. Peters, 57, has served as a Director of the Company since July 1996. She has been a partner with the law firm of Gibson, Dunn & Crutcher since 1980 in Los Angeles and Washington, D.C., having joined Gibson, Dunn & Crutcher as an associate in 1973. From June 1984 through July 1988, Mrs. Peters was a Commissioner with the Securities and Exchange Commission. Currently, Mrs. Peters serves as a member of the Board of Directors of Merrill Lynch Co., Inc., Minnesota Mining & Manufacturing Company (3M) and Mobil Corporation. Mrs. Peters has served as a member of the Board of Directors of the New York Stock Exchange and is currently a member of the New York Stock Exchange's Market Regulatory Advisory Committee. Mrs. Peters earned a J.D. from the University of Southern California Law Center in 1973, and a B.A. in Philosophy from the College of New Rochelle in 1963.

  Frederick R. Port, 57, has served as Senior Executive Vice President, International Sales since April 1997 and as a Director since October 1995. He has held the position of President of Callaway Golf International, the international sales division of the Company, since 1996 and President of ERC International Company since October 1998. He served as Executive Vice President, International Sales, Licensing and Business Development of the Company from April 1996 to April 1997. He served as Executive Vice President, Business Development, of the Company from September 1995 to April 1996. From 1993 to 1995, Mr. Port was the Managing Director of Korn/Ferry International for the Southern California region (an executive recruiting and strategic consulting firm). From 1987 to 1992, he was the President and a Director of the Owl Companies (a company providing military base services management, construction materials production and sale, industrial and commercial real estate development and power development). Prior to that, he served with several companies in a variety of executive positions, including Chairman, Chief Executive Officer and Director of Santa Anita Development Corporation, Vice President, Finance and Asset Management, of the Victor Palmieri Company and consultant for Booz, Allen and Hamilton. Mr. Port served as an infantry officer in the United States Army. He is a 1963 graduate of UCLA and received his MBA with honors from UCLA in 1966.

  Richard L. Rosenfield, 53, has served as a Director of the Company since April 1994 and is Vice Chairman of the Executive and Compensation Committee. He is co-Founder and co-Chairman of the Board of California Pizza Kitchen, Inc. (a gourmet pizza restaurant chain, founded in 1985). From 1973 to 1985, Mr. Rosenfield was a principal and partner of the Law Firm of Flax and Rosenfield, a private law firm in Beverly Hills, California. From 1969 to 1973, he served as an attorney in the U.S. Department of Justice. He is a 1969 graduate of DePaul University College of Law.

  William A. Schreyer, 71, has served as a Director of the Company since July 1994 and is Chairman Emeritus of Merrill Lynch & Co., Inc. He served as Chairman of the Board of Merrill Lynch & Co., Inc. from April 1985 through June 1993, and Chief Executive from July 1984 through April 1992. Mr. Schreyer currently is a Director and member of the Compensation Committee of Deere & Company and Schering-Plough Corporation, and a Director of Iridium World Communications Ltd. He is affiliated with the George Bush Presidential Library Foundation, and is Trustee, International Councillor, and Chairman of the Executive Committee of the Center for Strategic and International Studies
(CSIS), a Washington, D.C.-based bipartisan public policy institute. Mr. Schreyer graduated from Pennsylvania State University in 1948 and serves as a member Emeritus of its Board of Trustees.

  Charles J. Yash, 50, has served as a Director of the Company since July 1996, Senior Executive Vice President, Golf Balls, of the Company since February 1999, and as President and Chief Executive Officer of Callaway Golf Ball Company, a wholly-owned subsidiary of the Company, since June 1996. Mr. Yash served as an Executive Vice President of the Company from February 1998 to February 1999. From 1992 to June 1996, Mr. Yash was President and Chief Executive Officer and a Director of Taylor Made Golf Company. From 1979 to 1992, Mr. Yash was employed in various marketing positions with the golf products division of Spalding Sports Worldwide, including Corporate Vice President and General Manager-Golf Products, from 1988 to 1992. From 1970 to 1975, Mr. Yash served in the United States Navy in various positions. Mr. Yash completed the Advanced Executive Program at the University of Massachusetts in 1982, received his M.B.A. in 1977 from Harvard Business School and graduated with a Bachelor of Science degree from the U.S. Naval Academy in 1970.

                      COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

  The following table shows the compensation paid by the Company to its Chief Executive Officer and the other four most highly compensated executive officers ("named executive officers") of the Company for the years indicated.

                                                                          Long Term
                          Annual Compensation                        Compensation Awards
                        ----------------------------------           ------------------------
                                                                     Restricted
                                                                       Stock
Name and Principal                                                     Awards        Options      All Other
     Position           Year  Salary              Bonus                 ($)            (#)    Compensation(/1/)
------------------      ---- --------           ----------           ----------     --------- -----------------
Ely Callaway Golf       1998 $840,162(/2/)(/3/)    -0-                  -0-           150,000    $   12,100
 Chairman, President    1997 $841,114(/2/)(/3/) $  150,000            $310,000(/4/)   150,000    $   14,608
 and CEO                1996 $861,110(/2/)(/3/) $  850,000              -0-            -0-       $   18,386
Donald H. Dye           1998 $851,241(/3/)         -0-                  -0-            -0-       $2,603,118(/8/)
 President and CEO      1997 $763,370(/3/)      $  200,000            $620,000(/4/) 1,000,000       $66,637
 until October 1998     1996 $645,990(/3/)      $1,000,000              -0-            -0-          $27,794
Bruce Parker            1998 $621,107(/5/)         -0-                  -0-           150,000    $   34,636
 Sr. Exec. Vice Pres.,  1997 $619,039(/3/)(/5/) $  240,000(/5/)       $310,000(/4/)    -0-       $   20,016
 U.S. Sales, and        1996 $514,245(/3/)(/5/) $  700,000(/5/)         -0-            -0-       $   21,804
 Chief Merchant
Richard C. Helmstetter  1998 $600,004              -0-                  -0-           250,000       $34,401
 Sr. Exec. Vice Pres.,  1997 $408,677(/3/)      $  400,000              -0-            -0-          $21,194
 Chief of New Golf      1996 $448,354(/3/)      $  600,000              -0-            -0-          $24,742
 Club Products
Frederick R. Port       1998 $560,008(/6/)         -0-                  -0-           150,000    $   25,409
 Sr. Exec. Vice Pres.,  1997 $570,008(/6/)      $  220,000(/5/)       $310,000         -0-          $25,625
 International Sales    1996 $500,004           $  500,000(/5/)         -0-            -0-          $19,546
Charles J. Yash         1998 $500,004(/5/)         -0-                  -0-           150,000    $   22,072
 Sr. Exec. Vice Pres.,  1997 $500,004           $  200,000            $310,000         -0-       $   14,003
 Golf Balls             1996 $320,523(/5/)      $  970,000(/7/)(/5/)    -0-           600,000    $   26,607

--------
(1) Includes Company contributions under defined contribution plans (401(k) and profit sharing), personal use of Company-owned assets and other services paid for by the Company for the benefit of these named executive officers.

(2) Includes the payment of a special expense allowance of $35,000 for 1998, 1997 and 1996.

(3) Includes payout of accrued vacation hours.

(4) In respect of individual officer performances in 1997, the Company's Stock Option Committee made grants of restricted shares of the Company's Common Stock on February 19, 1998 to the following named executive officers: Mr. Callaway, 10,000 shares; Mr. Dye, 20,000 shares;

    Mr. Parker, 10,000 shares; Mr. Port 10,000 shares; and Mr. Yash 10,000 shares. Except for the shares awarded to Mr. Dye, these restricted shares do not vest until January 1, 2003. The vesting of Mr. Dye's shares was accelerated in connection with his termination in October 1998. See "Employment Agreements and Termination of Employment Arrangements--Mr. Dye." The closing price of the Company's Common Stock on the New York Stock Exchange on the grant date was $31.00 per share. All such shares shall be entitled to dividends, if any, paid during the restriction period.

(5) Includes amounts which were deferred pursuant to the Company's Executive Deferred Compensation Plan which was implemented in 1994. The amounts of these deferrals, at the election of the aforementioned named executive officers, totaled $61,000 in 1998, $412,810 in 1997 and $920,406 in 1996.

(6) Includes payment of a special expense allowance of $10,000 for 1998 and $20,000 for 1997.

(7) Includes a signing bonus of $600,000 earned by Mr. Yash in connection with his commencing employment with the Company, together with amounts earned by Mr. Yash under the Company's executive bonus pool.

(8) Includes severance benefits of the remaining base salary due under the term of Mr. Dye's employment agreement, vesting of restricted common stock, and certain other perquisites.

Option Grants in 1998

  The following table provides information on stock option grants to Messrs. Callaway, Parker, Helmstetter, Port and Yash, the only executive officers named in the Summary Compensation Table to be granted stock options in 1998.

                                     % of Total
                                      Options
                                     Granted to Exercise                  Market
                        Options      Employees  or Base                  Price at Grant Date
                        Granted      in Fiscal   Price   Expiration       Grant    Present
       Name               (#)           Year     ($/Sh)     Date          ($/Sh)  Value ($)
       ----             -------      ---------- -------- ----------      -------- ----------
Ely Callaway            150,000(/1/)    4.6%    $27.375      2008((/2/)  $27.375  $1,301,217(/3/)
Bruce Parker            150,000(/1/)    4.6%    $27.375       2008(/2/)  $27.375  $1,301,217(/3/)
Richard C. Helmstetter  250,000(/4/)    7.6%    $31.000  2004-2007(/5/)  $31.000  $2,540,427(/6/)
Fred Port               150,000(/1/)    4.6%    $27.375       2008(/2/)  $27.375  $1,301,217(/3/)
Charles J. Yash         150,000(/1/)    4.6%    $27.375       2008(/2/)  $27.375  $1,301,217(/3/)

--------

(1) These options vest in installments of 30,000 options each on January 1, 1999, 2000, 2001, 2002 and 2003, respectively.

(2) Vested options expire on the earlier of (i) one year from the date the named executive officer ceases to be an employee of the Company for any reason or (ii) April 24, 2008.

(3) These options were valued as of the date of grant based on the Black-Scholes option pricing model adapted for use in valuing executive stock options using the following assumptions: (a) expected volatility of 42.0%,
    (b) risk-free rates of return of 4.51%-4.68%, (c) dividend yield of 1.87% and (d) expected terms of 1.7-5.7 years. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so there is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes model. Under current market conditions, these options would be valued using the Black-Scholes model at a much lower amount.

(4) These options represent a grant of 12,900 incentive stock options and 237,100 non-qualified stock options. The incentive stock options vest in installments of 3,225 options each on January 1, 1999, 2000, 2001 and 2002, respectively. The non-qualified stock options vest as follows:
    21,775, 46,775, 71,775 and 96,775 on January 1, 1999, 2000, 2001, and
    2002, respectively.

(5) Vested options expire on the earlier of (i) one year from the date Mr. Helmstetter ceases to be an employee of the Company for any reason or (ii) five years after the vesting date of each option.

(6) These options were valued as of the date of grant based on the Black-Scholes option pricing model adapted for use in valuing executive stock options using the following assumptions: (a) expected volatility of 42.0%,
    (b) risk-free rates of return of 4.51%-4.66%, (c) dividend yield of 1.87% and (d) expected terms of 1.9-4.9 years. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so there is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes model. Under current market conditions, these options would be valued using the Black-Scholes model at a much lower amount.

OPTION EXERCISES IN 1998 AND YEAR-END OPTION VALUES

  The following table provides information on options exercised by the executive officers named in the Summary Compensation Table during 1998 and unexercised options held by such persons at December 31, 1998.

                      OPTIONS EXERCISES
                         DURING 1998                    UNEXERCISED OPTIONS HELD AT 12/31/98
                   ----------------------- ---------------------------------------------------------------
                                                     VESTED                         UNVESTED
                     SHARES                --------------------------- -----------------------------------
                   ACQUIRED ON    VALUE    NUMBER OF     VALUE AT      YEAR OF NUMBER OF     VALUE AT
    NAME           EXERCISE(#) REALIZED($) SHARES(#) 12/31/98 ($)(/1/) VESTING SHARES(#) 12/31/98 ($)(/1/)
    ----           ----------- ----------- --------- ----------------- ------- --------- -----------------
Ely Callaway           -0-         -0-      100,000         -0-         1999     80,000         -0-
                                                                        2000     30,000         -0-
                                                                        2001     30,000         -0-
                                                                        2002     30,000         -0-
                                                                        2003     30,000         -0-
Donald H. Dye          -0-         -0-      560,000         -0-         2003      -0-           -0-
Bruce Parker           -0-         -0-      270,000     $1,162,500      1999     60,000         -0-
                                                                        2000     30,000         -0-
                                                                        2001     30,000         -0-
                                                                        2002     30,000         -0-
                                                                        2003     30,000         -0-
Richard C.             -0-         -0-      695,000     $4,724,375      1999     55,000         -0-
 Helmstetter                                                            2000     50,000         -0-
                                                                        2001     75,000         -0-
                                                                        2002    100,000         -0-
Frederick R. Port      -0-         -0-      100,000         -0-         1999    130,000         -0-
                                                                        2000    130,000         -0-
                                                                        2001     30,000         -0-
                                                                        2002     30,000         -0-
                                                                        2003     30,000         -0-
Charles J. Yash        -0-         -0-      320,000         -0-         1999    130,000         -0-
                                                                        2000    130,000         -0-
                                                                        2001     30,000         -0-
                                                                        2002     30,000         -0-
                                                                        2003     30,000         -0-

--------

(1) Represents the spread between aggregate exercise price and assumed aggregate market value using the closing price of the Company's Common Stock on the New York Stock Exchange on December 31, 1998 ($10.25).

Employment Agreements and Termination of Employment Arrangements

  Mr. Callaway. The Company has an employment agreement with Mr. Callaway for a term commencing January 1, 1997 and ending December 31, 1999. The agreement requires Mr. Callaway to devote his full productive time and best efforts to the Company during the term of the agreement, to refrain from competing with the Company, to hold in confidence all trade secrets and proprietary information Mr. Callaway receives from the Company, and to disclose and assign to the Company all inventions and innovations he develops during the term of his employment with the Company. In exchange, Mr. Callaway is entitled to receive an annual salary of $750,000 and an opportunity to earn an annual discretionary bonus as determined by the Board of Directors. Mr. Callaway also is entitled to receive a special, non-accountable expense allowance of $35,000 per year for Company-related business expenses. If Mr. Callaway is terminated for convenience by the Company, or if Mr. Callaway terminates the agreement for substantial cause (as defined in the agreement), or upon a "termination event" within one year following a "change in control" of the Company (as such terms are defined below under "--Change in Control Arrangements"), he will be entitled to receive severance benefits equal to the continued payment of his full base salary and certain benefits and perquisites payable under the employment agreement, for the remaining term of the agreement, and the immediate vesting of all unvested stock options.

  Mr. Parker. The Company has an employment agreement with Mr. Parker for a term commencing January 1, 1997 and ending December 31, 1999. The agreement requires Mr. Parker to devote his full productive time and best efforts to the Company during the term of the agreement, to refrain from competing with the Company, to hold in confidence all trade secrets and proprietary information he receives from the Company, and to disclose and assign to the Company all inventions and innovations he develops during the term of his employment with the Company. In exchange, Mr. Parker is entitled to receive an annual salary of $600,000 and an opportunity to earn an annual bonus based on participation in the Company's Executive Bonus Plan. If Mr. Parker is terminated for convenience by the Company, or if Mr. Parker terminates the agreement for substantial cause (as defined in the agreement), or upon a "termination event" within one year following a "change in control" of the Company (as such terms are defined below under "--Change in Control Arrangements"), he will be entitled to receive severance benefits equal to the continued payment of his full base salary, non-discretionary bonuses, if any, under the Company's Executive Bonus Plan (as it existed at the date of termination) and certain benefits and perquisites payable under the employment agreement, for the remaining term of the agreement or two years, whichever is longer, and the immediate vesting of all unvested stock options.

  Mr. Helmstetter. The Company has an employment agreement with Mr. Helmstetter for a term commencing January 1, 1998 and ending December 31, 2000, subject to certain automatic one-year extensions at the discretion of the parties. The agreement requires Mr. Helmstetter to devote his full productive time and best efforts to the Company during the term of the agreement, to refrain from competing with the Company, to hold in confidence all trade secrets and proprietary information he receives from the Company, and to disclose and assign to the Company all inventions and innovations he develops during the term of his employment with the Company. In exchange, Mr. Helmstetter is entitled to receive an annual salary of $600,000 and an opportunity to earn an annual bonus based on participation in the Company's Executive Bonus Plan. If Mr. Helmstetter is terminated for convenience by the Company, or if Mr. Helmstetter terminates the agreement for substantial cause (as defined in the agreement), or upon a "termination event" within one year following a "change in control" of the Company (as such terms are defined below under "--Change in Control Arrangements"), he will be entitled to receive severance benefits equal to the continued payment of his full base salary, non-discretionary bonuses, if any, under the Company's Executive Bonus Plan (as it existed at the date of termination) and certain benefits and perquisites payable under the employment agreement, until December 31, 2000 (or if Mr. Helmstetter terminates the agreement for substantial cause, for the remainder of the term of the agreement), and the immediate vesting of all unvested stock options. Under the agreement, Mr. Helmstetter also has assigned perpetually to the Company all of his rights and title to the commercial use of his name, likeness, image, character, identity and signature. If the employment agreement expires or terminates prior to December 31, 2012 because (i) the Company has elected to discontinue the automatic one-year extensions of the agreement, (ii) the Company has terminated the agreement for convenience or (iii) Mr. Helmstetter has terminated the agreement for substantial cause, then Mr. Helmstetter will be entitled to receive the difference between the severance payments otherwise due under the agreement and the base salary and nondiscretionary bonuses Mr. Helmstetter would have received under the agreement through December 31, 2012. In lieu of these payments, the Company may elect to return to Mr. Helmstetter the commercial use rights. In addition, if the agreement expires by its terms or is terminated for convenience by either the Company or Mr. Helmstetter, Mr. Helmstetter will become an exclusive consultant to the Company pursuant to a separate 10-year consulting agreement, at an annual salary equal to one-half of Mr. Helmstetter's base salary in effect in the final year of the employment agreement.

  In addition, in connection with his employment agreement, Mr. Helmstetter received a grant in February 1998 of options to purchase 250,000 shares of the Company's Common Stock at an exercise price of $31.00 per share. Subject to Mr. Helmstetter's continued employment as an employee or a consultant of the Company, these options vest in increments of 25,000, 50,000, 75,000, and 100,000 shares on January 1 of 1999 through 2002, respectively.

  Mr. Port. The Company has an employment agreement with Mr. Port for a term commencing January 1, 1997 and ending December 31, 1999. The agreement requires Mr. Port to devote his full productive time and best efforts to the Company during the term of the agreement, to refrain from competing with the Company, to hold in confidence all trade secrets and proprietary information Mr. Port receives from the Company, and to disclose and assign to the Company all inventions and innovations he develops during the term of his employment with the Company. In exchange, Mr. Port is entitled to receive an annual salary of $550,000, with the opportunity to receive increases (but not decreases) in such annual salary in accord with the Company's plans and policies as they may exist from time to time for its senior executive officers, and an opportunity to earn an annual bonus based upon participation in the Company's Executive Bonus Plan as it may exist from time to time. Mr. Port also is entitled to receive a special, non-accountable expense allowance of $20,000 per year for Company-related business expenses. Effective April 1, 1999, Mr. Port's annual salary was increased to $580,000. If Mr. Port is terminated for convenience by the Company, or if Mr. Port terminates the agreement for substantial cause (as defined in the agreement), or upon a "termination event" within one year following a "change in control" of the Company (as such terms are defined below under "--Change in Control Arrangements"), he will be entitled to receive severance benefits equal to the continued payment of his full base salary, non-discretionary bonuses, if any, under the Company's Executive Bonus Plan (as it existed at the date of termination) and certain benefits and perquisites payable under the employment agreement, for the remaining term of the agreement or two years, whichever is longer, and the immediate vesting of all unvested stock options.

  Mr. Yash. The Company has an employment agreement with Mr. Yash for a term commencing May 15, 1996 and ending May 14, 2001. The agreement requires Mr. Yash to devote his full productive time and best efforts to the Company during the term of the agreement, to refrain from competing with the Company, to hold in confidence all trade secrets and proprietary information he receives from the Company, and to disclose and assign to the Company all inventions and innovations he develops during the term of his employment with the Company. In exchange, Mr. Yash is entitled to receive an annual salary of $500,000 per year through April 30, 1999, and $600,000 per year thereafter and an opportunity to earn an annual bonus based on participation in the Company's Executive Bonus Plans. If Mr. Yash is terminated for convenience by the Company, or if Mr. Yash terminates the agreement for substantial cause (as defined in the agreement), or upon a "termination event" within one year following a "change in control" of the Company (as such terms are defined below under "--Change in Control Arrangements"), he will be entitled to receive severance benefits equal to the continued payment of his full base salary, non-discretionary bonuses, if any, under the Company's Executive Bonus Plan (as it existed at the date of termination) and certain benefits and perquisites payable under the employment agreement, for the remaining term of the agreement or six months, whichever is longer, and the immediate vesting of all unvested stock options that would have vested had Mr. Yash remained employed under his employment agreement for the remainder of the term or six months, whichever is longer.

  Mr. Dye. In October 1998, the Board of Directors terminated Mr. Dye as the Company's President and Chief Executive Officer. In connection therewith, the Company and Mr. Dye entered into an agreement under which Mr. Dye received the severance benefits due to him under his employment agreement upon termination at the Company's convenience. These severance benefits included a payment equal to the remaining base salary due under the term of his employment agreement, the immediate vesting of unvested stock options and the continuation of certain health benefits for the remainder of the term of his employment agreement. In addition, the Company agreed to transfer to Mr. Dye the laptop computer that was provided to him and a Company-owned membership in a country club, to vest certain shares of restricted stock, and to continue an annual physical examination for Mr. Dye until December 31, 2001. The payments made to Mr. Dye in 1998 upon his departure are included in the column "All Other Compensation" opposite Mr. Dye's name in the Summary Compensation Table above. The Company also entered into a consulting agreement with Mr. Dye in October 1998, pursuant to which Mr. Dye agreed to provide consulting services to the Company with respect to matters related to the business of the Company. Under the terms of the consulting agreement, Mr. Dye has agreed that he will not, directly or indirectly, engage in any business or venture that engages directly or indirectly in competition with the business of the Company or its affiliates as of the date of the agreement. The consulting agreement terminates December 31, 2001, unless extended for up to two one-year terms.

CHANGE IN CONTROL ARRANGEMENTS

  From and after 1995, the Board of Directors has taken certain actions to better assure that management, including the named executive officers, would continue to provide independent leadership consistent with the Company's best interests in the event of an actual or threatened change in control of the Company. These actions are described below.

  The Company's employment agreements with each of its officers, including the named executive officers, provide certain protections in the event of a change in control. If a change in control occurs before the termination of an officer's employment agreement, then the employment agreement will be extended in the same form and for the same number of years as the original term of the agreement, commencing on the date of such change in control (except for Mr. Helmstetter's agreement which continues in effect without extension). A "change in control" of the Company is defined as, in general, the acquisition by any person of beneficial ownership of 30% or more of the voting stock of the Company, a change in the majority of the incumbent members of the Board of Directors (unless such change is approved by a majority of the incumbent members), certain business combinations of the Company, or any shareholder-approved or court-ordered plan of liquidation of the Company. As described above under "Employment Agreements and Termination of Employment Arrangements," the Company's named executive officers are entitled to certain benefits if, during the term of their employment agreements, there occurs a termination event at certain specified times following a change in control. A "termination event" means the occurrence of any of the following: (a) the termination or material breach of the employment agreement by the Company or its successor; (b) failure by the successor company to assume the employment agreement; (c) any material diminishment in the position or duties of the officer; (d) any reduction in compensation or benefits; or (e) any requirement that the officer relocate his or her principal residence.

  In addition, in 1995 the Company's stock option agreements with each of the optionees, including the named executive officers, were amended to provide for the immediate vesting of options under such agreements immediately prior to a change in control (as described above), and tax indemnification agreements were entered into with all officers, including the named executive officers, to provide for payment by the Company of amounts sufficient to offset any "excess parachute payment" excise tax payable pursuant to the provisions of the Internal Revenue Code or any comparable provisions of state law. The Company's 401(k) plan also was amended to provide for full vesting of all participant accounts immediately prior to a change in control. Stock option agreements entered into subsequent to 1995 also contain provisions for immediate vesting of options immediately prior to a change in control.

Compensation Committee Interlocks and Insider Participation

  The Company's Executive and Compensation Committee consists of Mr. Callaway (Chair) and the following non-employee directors: Messrs. Rosenfield (Vice Chair), Baker, Jordan and Schreyer and Mrs. Peters. Mr. Callaway also serves as the Company's Chairman of the Board, President and Chief Executive Officer. The Company has followed the practice of including the Chief Executive Officer on the Committee because of the Board's belief that the selection and motivation of a strong management team is one of the key functions of the Chief Executive Officer and therefore, the Chief Executive Officer should participate substantively in executive compensation matters other than his or her own. Mr. Callaway does not vote or make decisions related to his own compensation. At all times, Mr. Callaway's participation on the Committee is monitored with the assistance of the Company's outside and inside counsel to assure that his participation is legally appropriate.

  Mrs. Peters, also a member of the Executive and Compensation Committee, is a partner with the law firm of Gibson, Dunn & Crutcher. The Company retained the law firm of Gibson, Dunn & Crutcher to provide legal services to the Company during 1998, and anticipates that it will retain Gibson, Dunn & Crutcher to provide legal services in 1999 as well.

  Neither Mr. Callaway nor Mrs. Peters participate in decisions relating to compensation which is intended to be performance-based compensation under
Section 162(m) of the Internal Revenue Code; decisions relating to the setting of targets or certifying the attainment of targets under performance-based compensation plans; or decisions relating to the approval or grant of stock awards intended to be exempt under Section 16 of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder.

  Up until October 1998, Donald H. Dye, the Company's former President and Chief Executive Officer, also was a member of the Executive and Compensation Committee. During the time that Mr. Dye and Mr. Callaway were members of the Committee, neither voted upon matters involving their own or each other's compensation. Mr. Dye's participation on the Committee was legally monitored and restricted in the same manner as Mr. Callaway's participation described above.

                   REPORT OF THE EXECUTIVE AND COMPENSATION
                      COMMITTEE OF THE BOARD OF DIRECTORS
                           ON EXECUTIVE COMPENSATION

  It has been the policy of the Board of Directors of the Company and its Founder and Chairman, Ely Callaway, that compensation be tied to performance. It also is the policy of the Company that significant employee stock-based compensation motivates the building of shareholder wealth by aligning the interests of employees with those of shareholders. This philosophy is evident not only in the compensation levels of the top executives discussed in this report, but also in the overall compensation structure used by Callaway Golf for all employees.

1998 Executive Compensation Program

  In 1998, the Board retained the services of KPMG, a consulting firm with expertise in executive compensation, to assist in developing the Company's 1998 Executive Compensation Program ("1998 Program"). As a result, the Company continued its emphasis on variable pay for officers based on Company performance and toward placing a premium on the creation of long-term shareholder value through the award of long-term stock-based incentives. In line with these principles, the elements of the 1998 Program included limited base salary increases, a discretionary bonus plan (the "Discretionary Bonus Plan") and the award of stock options in an amount based upon organizational level. These elements are discussed in further detail in the following sections.

1998 Base Salaries

  Under the 1998 Program, executive officer base salaries were increased in 1998 over 1997 amounts only where an officer met one of the following criteria: (1) the officer's base salary was below an equitable level given the officer's role and performance; (2) the officer's responsibility had been increased, or (3) the officer's position was determined to have increased potential to impact the Company's operating results.

  For 1998, of the named executive officers, only Mr. Helmstetter received a salary increase (from $400,000 to $600,000) in connection with the renewal of his employment agreement with the Company effective as of January 1, 1998. The Committee believed Mr. Helmstetter's increase was important in order to bring him more in line with the base salaries of other senior executive vice presidents and to recognize the value to the Company's operating results of his role as chief golf club designer. In addition, the long term employment agreement between the Company and Mr. Helmstetter was viewed as important to the Company's future.

1998 Officer Bonuses

  For the reasons discussed below, no officer bonuses were paid in 1998.

  Under the Discretionary Bonus Plan for 1998, the Company had planned to establish an officer bonus pool to be accrued based upon growth in pre-tax earnings. The program required at least 10% growth in pre-tax earnings over the prior year in order to accrue a bonus pool of up to a maximum of 25% of officer base compensation. At 20% or more growth over the in pre-tax earnings, the program provided for an accrual of up to a maximum of 75% of officer base compensation. Within the bonus pool accrual, individual officers of the Company (excluding the Chairman and Chief Executive Officers) and Callaway Golf Ball Company were eligible to receive discretionary cash bonuses for 1998. Officer bonus amounts were to be determined based upon the Chief Executive Officer's view of the officer's individual contribution to the Company's performance and various other factors considered significant by the Chief Executive Officer in his discretion, subject to final approval of the bonus amounts by the Executive and Compensation Committee. The discretionary bonuses for the Chairman and Chief Executive Officer (Messrs. Callaway and Dye) were to be determined and fixed in the Committee's discretion, without participation by either of them, based upon the Committee's view of their individual contribution and various other factors considered significant by the Committee.

  The officer bonus plan for 1998 did not include a non-discretionary bonus to be paid under the Company's 1998 Executive Non-Discretionary Bonus Plan and accordingly the Committee did not set targets for payment of bonuses under that plan.

  As the Company did not achieve any growth in pre-tax earnings in 1998, no bonuses were accrued or paid to any officer in 1998 under the Discretionary Bonus Plan.

1998 Stock Option Awards

  The final element of the 1998 Program was the award of long-term incentives in the form of stock options. Officers of the Company and Callaway Golf Ball Company were granted options based on their organizational level within the Company (ranging from Vice President to Senior Executive Vice President and above). Except for Mr. Helmstetter, named executive officers at the Executive Vice President level or higher (Messrs. Callaway, Parker, Port and Yash) were each granted 150,000 options in February 1998 at an exercise price of $27.375 per share. Mr. Helmstetter was excluded from this grant because he received a grant of 250,000 options at an exercise price of $31.00 in connection with the renewal of his employment agreement with the Company effective as of January 1, 1998. Mr. Dye was also excluded because he received a significant grant in connection with the renewal of his employment agreement with the Company in 1997.

CEO Compensation

  Mr. Callaway reassumed the role of President and Chief Executive Officer of the Company when Mr. Dye was terminated effective October 1998. Mr. Callaway's compensation for 1998 was determined in accordance with the 1998 Program and pursuant to his existing employment agreement with the Company effective as of January 1, 1997 through December 31, 1999 (see section entitled "Employment Agreements and Termination of Employment Arrangements--Mr. Callaway" in this Proxy Statement). Mr. Dye's compensation for 1998 was determined in accordance with his employment agreement and the arrangement reached with him upon his separation from the Company (see section entitled "Employment Agreements and Termination of Employment Arrangements--Mr. Dye" in this Proxy Statement).

Deductibility

  Section 162(m) of the Internal Revenue Code limits the deductibility for federal tax purposes of certain types of executive compensation in excess of $1.0 million per year. This limitation was not of material significance to the Company in 1998 because bonuses were not paid to officers for that year. The Company's 1998 Executive Non-Discretionary Bonus Plan is intended to meet the requirements for deductibility under Section 162(m) of the Internal Revenue Code, and the Company generally seeks to maximize the deductibility for tax purposes of all elements of compensation as appropriate. However, the Company may from time to time pay or award compensation to its executive officers that may not be deductible. Further, because of the ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding the efforts of the Company in this area, that compensation intended by the Company to satisfy the requirements for deductibility under Section 162(m) does in fact do so.

SUMMARY

  To conclude this report, we want to emphasize that officer cash compensation in 1998 was reduced significantly as compared to 1997, in part because of the Company's disappointing 1998 performance. Specifically, executive officer cash compensation (excluding Mr. Dye's separation payments made in connection with his termination) was on average reduced by over 26% in 1998 as compared to 1997 due primarily to the absence of bonuses. In addition, executive officers experienced a significant loss in value of previously granted stock-based compensation. As of this time, the Committee has not elected to re-price incentive stock options previously granted to officers. It is the opinion of the Committee that the 1998 Program achieved the Board's long-standing policy that officer compensation be tied to Company performance and shareholder interests.

  Additional information concerning the salary, bonus, and stock awards for the Company's senior executive officers can be found in the tables appearing under the section entitled "Compensation of Executive Officers" in this Proxy Statement.

  Information contained in this report regarding past performance of the Company and performance targets for future bonus purposes should under no circumstances be construed as a prediction, forecast, or projection by the Company of future results, and no assurance can be given that the Company will or will not achieve or maintain any particular performance level.

                                       THE EXECUTIVE AND COMPENSATION COMMITTEE

                                    Ely Callaway, Chair
                                    Richard Rosenfield, Vice Chair
                                    William C. Baker
                                    Vernon E. Jordan, Jr.
                                    Aulana L. Peters
                                    William A. Schreyer

March 31, 1999

                               PERFORMANCE GRAPH

  The following chart presents a comparison of the cumulative total return since December 31, 1993 of the Company's Common Stock, the Standard & Poors 500 Index and the Standard & Poors 400 Midcap Index. The graph assumes an initial investment of $100 at December 31, 1993 and reinvestment of all dividends.

          Total Cumulative Shareholder Return Since December 31, 1993

                        PERFORMANCE GRAPH APPEARS HERE

                 COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
                              AMONG CALLAWAY GOLF
                     S&P 500 INDEX AND S&P FINANCIAL INDEX

                        PERFORMANCE GRAPH APPEARS HERE

Measurement Period           CALLAWAY          S&P          S&P
(Fiscal Year Covered)        GOLF              500 INDEX    400 MIDCAP
---------------------        ---------------   ---------    ----------
Measurement Pt-12/31/1993    $100.00           $100.00      $100.00
FYE 12/31/1994               $124.808          $101.320     $ 96.410
FYE 12/31/1995               $172.792          $139.340     $126.220
FYE 12/31/1996               $221.513          $171.320     $150.470
FYE 12/31/1997               $221.907          $228.460     $198.980
FYE 12/31/1998               $ 80.999          $293.740     $236.960

                          REINCORPORATION IN DELAWARE

INTRODUCTION

  The Company was originally formed as a California corporation based largely upon the location of its headquarters. At the time, the Company was closely held and much smaller. The Board of Directors believes that the Company's current size and status as a publicly-traded company make it appropriate and advisable to change the state of incorporation of the Company from California to Delaware (the "Reincorporation Proposal" or the "Proposed Reincorporation"). As discussed below, the principal reasons for reincorporation are the greater flexibility of Delaware corporate law, the substantial body of case law interpreting Delaware corporate law and the increased ability of the Company to attract and retain qualified directors. The Company believes that its shareholders will benefit from the certainty afforded by the well-established principles of corporate governance under Delaware law.

  Delaware law provides the opportunity for the Board of Directors to adopt various mechanisms which may enhance the Board's ability to negotiate favorable terms for the shareholders in the event of an unsolicited takeover attempt. However, the Company is not adopting these additional anti-takeover provisions at this time. Accordingly, except for an increase in the maximum size of the Board of Directors from 11 to 15, the proposed Delaware certificate of incorporation and bylaws are substantially similar to those currently in effect in California.

  The Reincorporation Proposal is not being proposed in order to prevent an unsolicited takeover attempt, nor is it in response to any present attempt known to the Board of Directors to acquire control of the Company, obtain representation on the Board of Directors or take significant action that affects the Company. Shareholders are urged to read carefully the following sections of this Proxy Statement, including the related exhibits, before voting on the Reincorporation Proposal. Throughout this portion of the Proxy Statement, the term "Callaway Golf California" refers to the existing California corporation and the term "Callaway Golf Delaware" refers to the new proposed Delaware corporation, a wholly-owned subsidiary of Callaway Golf California, which is the proposed successor to Callaway Golf California.

  The Reincorporation Proposal will be effected by merging Callaway Golf California into Callaway Golf Delaware (the "Merger"). Upon completion of the Merger, Callaway Golf California will cease to exist and Callaway Golf Delaware will continue to operate the business of the Company under the name Callaway Golf Company. Pursuant to the Agreement and Plan of Merger between Callaway Golf California and Callaway Golf Delaware, a copy of which is attached hereto as Appendix A (the "Merger Agreement"), each outstanding share of Callaway Golf California Common Stock, $.01 par value, will automatically be converted into one share of Callaway Golf Delaware Common Stock, $.01 par value. IT IS NOT NECESSARY FOR SHAREHOLDERS TO EXCHANGE THEIR EXISTING STOCK CERTIFICATES FOR STOCK CERTIFICATES OF CALLAWAY GOLF DELAWARE.

  Upon the date on which the Merger is effective (the "Effective Date"), Callaway Golf Delaware also will assume and continue the outstanding stock options and all other employee benefit plans of Callaway Golf California. Each outstanding and unexercised option, warrant or other right to purchase shares of Callaway Golf California Common Stock will become an option, warrant or right to purchase the same number of shares of Callaway Golf Delaware Common Stock on the same terms and conditions and at the same exercise price applicable to any such Callaway Golf California option, warrant or right at the Effective Date.

  The Proposed Reincorporation has been unanimously approved by the Board of Directors. If approved by the shareholders, it is anticipated that the Effective Date of the Merger will be as soon as practicable following the Annual Meeting of Shareholders. However, pursuant to the Merger Agreement, the Merger may be abandoned or the Merger Agreement may be amended by the Board of Directors (except that certain principal terms may not be amended without further shareholder approval) either before or after shareholder approval has been obtained and prior to the Effective Date of the Proposed Reincorporation if, in the opinion of the Board of Directors, circumstances arise that make it inadvisable to proceed or necessitate amendment.

  Shareholders of Callaway Golf California will have no dissenters' rights of appraisal with respect to the Reincorporation Proposal. The discussion set forth below is qualified in its entirety by reference to the Merger Agreement, the Certificate of Incorporation and the Bylaws of Callaway Golf Delaware, copies of which are attached hereto as Appendix A, Appendix B and Appendix C, respectively.

Principal Reasons for the Proposed Reincorporation

  As the Company plans for the future, the Board of Directors and management believe that it is essential to be able to draw upon well-established principles of corporate governance in making legal and business decisions. The prominence and predictability of Delaware corporate law provide a more reliable foundation on which the Company's governance decisions can be based and the Company believes that shareholders will benefit from the responsiveness of Delaware corporate law.

  Prominence, Predictability and Flexibility of Delaware Law. For many years Delaware has followed a policy of encouraging incorporation in that state and, in furtherance of that policy, has been a leader in adopting, construing and implementing comprehensive, flexible corporate laws responsive to the legal and business needs of corporations organized under its jurisdiction. Many corporations have chosen Delaware initially as a state of incorporation or have subsequently changed corporate domicile to Delaware in a manner similar to that proposed by the Company. Because of Delaware's prominence as the state of incorporation for many major corporations, both the legislature and courts in Delaware have demonstrated an ability and a willingness to act quickly and effectively to meet changing business needs. The Delaware courts have developed considerable expertise in dealing with corporate issues and a substantial body of case law has developed construing Delaware law and establishing public policies with respect to corporate legal affairs.

  Increased Ability to Attract and Retain Qualified Directors. Both California and Delaware law permit a corporation to include a provision in its charter documents which reduces or limits the monetary liability of directors for breaches of fiduciary duty in certain circumstances. However, the Company believes that, in general, Delaware law provides greater protection to directors than California law and that Delaware case law regarding a corporation's ability to limit director liability is more developed and provides more guidance than California law. See "The Charter Documents of Callaway Golf California and Callaway Golf Delaware--Monetary Liability of Directors." The Company believes that obtaining the protections available under Delaware law will assist it in keeping and attracting well-qualified directors. The increasing frequency of claims and litigation directed against directors and officers, many of which prove to be unfounded, has greatly expanded the perceived risks facing directors and officers of corporations in exercising their respective duties, particularly because the amount of time and money required to respond to such claims and to defend such litigation, even if frivolous, can be substantial. Although the Company has not experienced difficulty in attracting and retaining qualified directors to date, it is the Company's desire to reduce these risks to its directors and officers and to limit situations in which monetary damages can be sought against directors personally so that the Company may continue to attract and retain qualified directors who otherwise might be unwilling to serve because of the risks involved.

  Well Established Principles of Corporate Governance. There is substantial judicial precedent in the Delaware courts as to the legal principles applicable to measures that may be taken by a corporation and as to the conduct of the Board of Directors under the business judgment rule. The Company believes that the Company and its shareholders will benefit from the certainty afforded by the well-established principles of corporate governance under Delaware law.

  No Change in the Name, Board Members, Business, Management, Employee Plans or Location of Principal Facilities of the Company. The Reincorporation Proposal will effect a change in the legal domicile of the Company, but not its physical location. The Proposed Reincorporation will not result in any change in the name, business, management, fiscal year, assets or liabilities (except to the extent of legal and other costs of effecting the reincorporation) or location of the principal facilities of the Company. The ten directors who are elected at the 1999 Annual Meeting of Shareholders will become the directors of Callaway Golf Delaware. All employee benefit plans of Callaway Golf California will be assumed and continued by Callaway Golf Delaware. All stock options, warrants or other rights to acquire Common Stock of Callaway Golf California will automatically be converted into an option, warrant or right to purchase the same number of shares of Callaway Golf Delaware Common Stock at the same price per share, upon the same terms, and subject to the same conditions. Callaway Golf California's other employee benefit arrangements also will be continued by Callaway Golf Delaware upon the terms and subject to the conditions currently in effect.

The Charter Documents of Callaway Golf California and Callaway Golf Delaware

  The provisions of the Callaway Golf Delaware Certificate of Incorporation and Bylaws are substantially similar to those of the Callaway Golf California Articles of Incorporation and Bylaws. However, although it has no present intention of doing so, Callaway Golf Delaware could implement certain other changes by amending its Certificate of Incorporation and Bylaws in the future. For a discussion of such changes, see "Significant Differences Between the Corporation Laws of California and Delaware."

  Authorized Shares. The Articles of Incorporation of Callaway Golf California currently authorize the Company to issue up to 240,000,000 shares of Common Stock, $.01 par value, and 3,000,000 shares of Preferred Stock, $.01 par value, of which 240,000 shares are designated Series A Junior Participating Preferred Stock in connection with the Company's shareholder rights plan (the "Rights Plan"). None of Callaway Golf California's Series A Junior Participating Preferred Shares have been issued. The Certificate of Incorporation of Callaway Golf Delaware provides that Callaway Golf Delaware similarly will have 240,000,000 authorized shares of Common Stock, $.01 par value, and 3,000,000 shares of Preferred Stock, $.01 par value, of which 240,000 shares would be designated as Series A Junior Participating Preferred Stock in connection with the Rights Plan. Like Callaway Golf California's Articles of incorporation, Callaway Golf Delaware's Certificate of Incorporation provides that the Board of Directors is entitled to determine the powers, preferences and rights, and the qualifications, limitations or restrictions, of the authorized and unissued Preferred Stock. Thus, although it has no present intention of doing so, the Board of Directors, without shareholder approval, could authorize the issuance of Preferred Stock upon terms which could have the effect of delaying or preventing a change in control of the Company or modifying the rights of holders of the Company's Common Stock under either California or Delaware law. The Board of Directors also could utilize such shares for future financings, possible acquisitions and other uses under either California or Delaware law.

  Monetary Liability of Directors. The Articles of Incorporation of Callaway Golf California and the Certificate of Incorporation of Callaway Golf Delaware both provide for the elimination of personal monetary liability of directors to the fullest extent permissible under law. The provision eliminating monetary liability of directors set forth in the Callaway Golf Delaware Certificate of Incorporation is potentially more expansive than the corresponding provision in the Callaway Golf California Articles of Incorporation in that Delaware law permits indemnification to occur with respect to certain actions that California does not and under certain circumstances Delaware does not require the director or officer to prevail in an action in order for indemnification to be available. However, under both California and Delaware law, the Company generally may not indemnify directors or officers for all acts, such as acts or omissions found to be in bad faith, or knowing violations of law. See "Significant Differences Between the Corporation Laws of California and Delaware." In connection with the Proposed Reincorporation, the Company will be amending its existing indemnification agreements to be governed by Delaware law.

  Size of the Board of Directors. The Bylaws of Callaway Golf Delaware provide for a Board of Directors consisting of from six to fifteen directors. The Bylaws of Callaway Golf California provide for a Board of Directors of from six to eleven members, with the exact number currently set at ten directors. The Company desires an increased maximum board size to provide the flexibility to have additional directors.

  Under California law, although changes in the number of directors must be approved by a majority of the outstanding shares, the Board of Directors may fix the exact number of directors within a stated range set forth in the articles of incorporation or bylaws, if the stated range has been approved by the shareholders. Delaware law permits the board of directors acting alone, to change the authorized number of directors by amendment to the bylaws, unless the directors are not authorized to amend the bylaws or the number of directors is fixed in the certificate of incorporation (in which case a change in the number of directors may be made only by amendment to the certificate of incorporation following approval of such change by the shareholders). The Callaway Golf Delaware Certificate of Incorporation provides that the number of directors will be specified in the Bylaws and authorizes the Board of Directors to adopt, alter, amend or repeal the Bylaws. Thus, following the Proposed Reincorporation, the Board of Directors of Callaway Golf Delaware could amend the Bylaws to change the size of the Board of Directors without further shareholder approval.

  If the Reincorporation Proposal is approved, the ten directors of Callaway Golf California who are elected at the 1998 Annual Meeting of Shareholders will continue as the ten directors of Callaway Golf Delaware after the Proposed Reincorporation is consummated.

  Cumulative Voting for Directors. Under California law, if any shareholder has given notice of an intention to cumulate votes for the election of directors, any other shareholder of the corporation also is entitled to cumulate his or her votes at such election. Under Delaware law, cumulative voting in the election of directors is not mandatory, but is a permitted option. The Callaway Golf Delaware Certificate of Incorporation provides for cumulative voting rights and thus the voting rights are unchanged from those of the Callaway Golf California Articles of Incorporation.

  Power To Call Special Shareholders' Meetings. Under California law, a special meeting of shareholders may be called by the Board of Directors, the Chairman of the Board, the President, the holders of shares entitled to cast not less than ten percent (10%) of the votes at such meeting, and such additional persons as are authorized by the Articles of Incorporation or the Bylaws. The Bylaws of Callaway Golf California authorize the Board of Directors, the Chairman of the Board, the President, and the holders of shares entitled to cast not less than ten percent (10%) of the votes at such meeting to call a special meeting of shareholders. Under Delaware law, a special meeting of stockholders may be called by the Board of Directors or by any other person authorized to do so in the Certificate of Incorporation or the Bylaws. The Bylaws of Callaway Golf Delaware authorize the Board of Directors, the Chairman of the Board, the President, and the holders of shares entitled to cast not less than ten percent (10%) of the votes at such meeting to call a special meeting of stockholders. Thus, the right to call special shareholders' meetings is unchanged from those of the Bylaws of Callaway Golf California.

  Removal of Directors. Pursuant to Section 141 of the Delaware General Corporation Law, if a corporation's shareholders may cumulate their votes for directors, a director may not be removed without cause (unless the entire Board is being removed) if the number of votes cast against such director's removal would be sufficient to elect such director under cumulative voting. As the shareholders of Callaway Golf Delaware will be entitled to cumulate their votes for the election of directors, like the shareholders of Callaway Golf California, the limitations on removal of directors shall apply to Callaway Golf Delaware. The limitations imposed by Section 303 of the California Corporations Code are substantially similar to those set forth under Delaware General Corporation Law Section 141 for a corporation with cumulative voting. Pursuant to Section 303 of the California Corporations Code, no director may be removed without cause (unless the entire board is removed) when the votes cast against his or her removal would be sufficient to elect the director if voted cumulatively at an election at which the same total number of votes were cast and the entire number of directors authorized at the time of the director's most recent election were then being elected. Callaway Golf Delaware intends to retain cumulative voting for directors in order to parallel the current provisions under the existing charter documents of Callaway Golf California.

  Filling Vacancies on the Board of Directors. Under California law, any vacancy on the Board of Directors other than one created by removal of a director may be filled by the Board. If the number of directors is less than a quorum, a vacancy may be filled by the unanimous written consent of the directors then in office, by the affirmative vote of a majority of the directors at a meeting held pursuant to notice or waivers of notice or by a sole remaining director. A vacancy created by removal of a director may be filled by the Board only if so authorized by a corporation's articles of incorporation or by a bylaw approved by the corporation's shareholders. Callaway Golf California's Articles of Incorporation and Bylaws permit directors to fill vacancies created by removal of a director unless such director was removed by the shareholders. Under Delaware law, vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) or by a sole remaining director, unless otherwise provided in the certificate of incorporation or bylaws (or unless the certificate of incorporation directs that a particular class of stock is to elect such director(s), in which case a majority of the directors elected by such class, or a sole remaining director so elected, shall fill such vacancy or newly created directorship). In connection with the Proposed Reincorporation, the Board of Directors of Callaway Golf Delaware will adopt a provision in Callaway Golf Delaware's Bylaws that permits the remaining directors to fill any vacancy.

  Requirement of Advance Notice. Callaway Golf California's Bylaws provide an advance notice procedure for shareholders with regard to the nomination, other than by or at the direction of the Board of Directors, of candidates for election as directors and with regard to certain matters to be brought before an annual meeting of shareholders. For nomination of directors or other business, a shareholder must submit written notice of such nomination to the principal executive offices of Callaway Golf California not less than sixty
(60) days nor more than one hundred twenty (120) days prior to the scheduled annual meeting. If less than seventy (70) days notice or prior public disclosure of the date of the scheduled annual meeting is given, the shareholder must submit notice on the tenth day following the earlier of the day on which notice of the date of the scheduled meeting was mailed, or the day on which public disclosure of the meeting was made.

  Callaway Golf Delaware's Bylaws also provide for an advance notice procedure for nomination of directors and other business. To be timely, a shareholder must submit written notice to the principal executive offices of Callaway Golf Delaware not later than ninety (90) days nor earlier than one hundred twenty
(120) days prior to the first anniversary of the preceding year's annual meeting. In the event the annual meeting is thirty (30) days before or more than sixty (60) days after such anniversary date, the shareholder must submit written notice not earlier than one hundred twenty (120) days prior to such annual meeting, and not later than ninety (90) days prior to such annual meeting, or ten (10) days following the day on which public announcement of the meeting is made.

  Loans to Officers and Employees. Under California law, any loan or guaranty to or for the benefit of a director or officer of the corporation or its parent requires approval of the shareholders unless such loan or guaranty is provided under a plan approved by shareholders owning a majority of the outstanding shares of the corporation. However, under California law, shareholders of any corporation with 100 or more shareholders of record, such as the Company, may approve a bylaw authorizing the board of directors alone to approve loans or guaranties to or on behalf of officers (whether or not such officers are directors) if the Board determines that any such loan or guaranty may reasonably be expected to benefit the corporation. Callaway Golf California has an officer loan policy that was previously approved by the shareholders. Under this policy, loans of up to $150,000 may be made in connection with the purchase of a primary residence. Pursuant to the Callaway Golf Delaware Bylaws and in accordance with Delaware law, Callaway Golf Delaware may make loans to, guarantee the obligations of or otherwise assist its officers or other employees and those of its subsidiaries (including directors who also are officers or employees) when such action, in the judgment of the Board of Directors, may reasonably be expected to benefit the corporation.

  Actions by Written Consent of Shareholders. Under California and Delaware law, shareholders may execute an action by written consent in lieu of a shareholder meeting. Both the Callaway Golf California Articles of Incorporation and Bylaws and the Callaway Golf Delaware Certificate of Incorporation and Bylaws permit action by written consent of shareholders in lieu of a meeting.

Significant Differences Between the Corporation Laws of California and
Delaware

  The corporation laws of California and Delaware differ in many respects. Although all the differences are not set forth in this Proxy Statement, certain provisions, which could materially affect the rights of shareholders, are discussed below.

  Shareholder Rights Plan. In June 1995, the Board of Directors of Callaway Golf California adopted the Rights Plan. Pursuant to the Rights Plan, Callaway Golf California declared a dividend of one Preferred Share Purchase Right (a "Right") for each outstanding share of Common Stock and each share of Common Stock issued thereafter. Initially, each Right entitles holders of Common Stock to purchase from Callaway Golf California one-thousandth of a share of Series A Preferred at an exercise price of $75.00, subject to adjustment. The Rights are not exercisable until the occurrence of specified events.

  The Rights will become exercisable only if a person or group acquires 15% or more of the Company's Common Stock (subject to certain limitations) or announces a tender offer or exchange offer which would result in its ownership of 15% or more of the Common Stock. Ten days after such acquisition or offer, each Right becomes exercisable at the Right's then current exercise price for shares of Common Stock of the Company (or, in certain circumstances as determined by the Board of Directors, a combination of cash, property, Common Stock or other securities) having a value of twice the Right's exercise price. Alternatively, if the Company is involved in a merger or other business combination transaction with another person ten or more days after such acquisition or offer, each Right becomes exercisable, at the Right's then current exercise price, for shares of common stock of such other person having a value of twice the Right's exercise price. The Rights are redeemable up to ten days following the announcement of such acquisition or offer, subject to extension by the Board of Directors, at a price of $0.01 per Right. The Rights Plan expires on June 20, 2005 unless the Rights are earlier redeemed by the Company.

  The Rights Plan is intended to protect the shareholders in the event of an unfair or coercive offer to acquire, or the acquisition of, 15% or more of the Common Stock of Callaway Golf California. The Rights are not intended to prevent a takeover of the Company and will not interfere with any tender offer or business combination approved by the Board of Directors. The Rights Plan encourages persons seeking control of the Company to initiate such an acquisition or offer to acquire through arm's-length negotiations with the Board of Directors.

  The Rights Plan will be assumed by Callaway Golf Delaware pursuant to the terms of the Merger Agreement. In the past, Delaware courts have upheld the validity of plans such as the Rights Plan. To date, the California courts have not considered the validity of such a plan. While the Company believes that the Rights Plan is likely to be upheld under California law in the event of a challenge, such an outcome is believed to be even more likely if the Reincorporation Proposal is effected and Callaway Golf California is merged into Callaway Golf Delaware.

  Indemnification and Limitation of Liability. California and Delaware have similar laws respecting indemnification by a corporation of its officers, directors, employees and other agents. The laws of both states also permit, with certain exceptions, a corporation to adopt a provision in its articles of incorporation or certificate of incorporation, as the case may be, eliminating the liability of a director to the corporation or its shareholders for monetary damages for breach of the director's fiduciary duty. There are nonetheless certain differences between the laws of the two states respecting indemnification and limitation of liability.

  California law does not permit the elimination of monetary liability where such liability is based on: (a) intentional misconduct or knowing and culpable violation of law; (b) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders, or that involve the absence of good faith on the part of the director; (c) receipt of an improper personal benefit; (d) acts or omissions that show reckless disregard for the director's duty to the corporation or its shareholders, where the director in the ordinary course of performing a director's duties should be aware of a risk of serious injury to the corporation or its shareholders; (e) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation and its shareholders; (f) interested transactions between the corporation and a director in which a director has a material financial interest; and (g) liability for improper distributions, loans or guarantees.

  Delaware law permits a corporation to eliminate the liability of directors to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permissible under Delaware law, as such law exists currently or as it may be amended in the future. However, such provision may not eliminate or limit director monetary liability for: (a) breaches of the director's duty of loyalty to the corporation or its shareholders; (b) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law; (c) the payment of unlawful dividends or unlawful stock repurchases or redemptions; or (d) transactions in which the director received an improper personal benefit. Such limitation of liability provisions also may not limit a director's liability for violation of, or otherwise relieve a corporation or its directors from the necessity of complying, with federal or state securities laws, or affect the availability of non-monetary remedies such as injunctive relief or rescission.

  California law permits indemnification of expenses incurred in derivative or third-party actions, except that with respect to derivative actions (a) no indemnification may be made when a person is adjudged liable to the corporation in the performance of that person's duty to the corporation and its shareholders unless a court determines such person is entitled to indemnity for expenses, and then such indemnification may be made only to the extent that such court shall determine, and (b) no indemnification may be made without court approval in respect of amounts paid or expenses incurred in settling or otherwise disposing of a threatened or pending action or amounts incurred in defending a pending action that is settled or otherwise disposed of without court approval.

  California law requires indemnification when the individual has defended successfully the action on the merits (as opposed to Delaware law, which requires indemnification relating to a successful defense on the merits or otherwise).

  Delaware law generally permits indemnification of expenses, including attorney's fees, actually and reasonably incurred in the defense or settlement of a derivative or third-party action, provided there is a determination by a majority vote of a disinterested quorum of the directors, by independent legal counsel or by a majority vote of a quorum of the shareholders that the person seeking indemnification acted in good faith and in a manner reasonably believed to be in or (in contrast to California law) not opposed to the best interests of the corporation. Without court approval, however, no indemnification may be made in respect of any derivative action in which such person is adjudged liable for negligence or misconduct in the performance of his or her duty to the corporation. Delaware law requires indemnification of expenses when the individual being indemnified has successfully defended any action, claim, issue, or matter therein, on the merits or otherwise.

  Expenses incurred by an officer or director in defending an action may be paid in advance, under Delaware law and California law, if such director or officer undertakes to repay such amounts if it is ultimately determined that he or she is not entitled to indemnification. In addition, the laws of both states authorize a corporation's purchase of indemnity insurance for the benefit of its officers, directors, employees and agents whether or not the corporation would have the power to indemnify against the liability covered by the policy.

  California law permits a California corporation to provide rights to indemnification beyond those provided therein to the extent such additional indemnification is authorized in the corporation's articles of incorporation. Thus, if so authorized, rights to indemnification may be provided pursuant to agreements or bylaw provisions, which make mandatory the permissive indemnification provided by California law. Under California law, there are two limitations on such additional rights to indemnification: (i) such indemnification is not permitted for acts, omissions or transactions from which a director of a California corporation may not be relieved of personal liability, as described above; and (ii) such indemnification is not permitted in circumstances where California law expressly prohibits indemnification, as described above.

  Delaware law also permits a Delaware corporation to provide indemnification in excess of that provided by statute. By contrast to California law, Delaware law does not require authorizing provisions in the certificate of incorporation and does not contain express prohibitions on indemnification in certain circumstances; limitations on indemnification may be imposed by a court, however, based on principles of public policy. A provision of Delaware law states that the indemnification provided by statute shall not be deemed exclusive of any other rights under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise.

  Inspection of Shareholder List. Both California and Delaware law allow any shareholder to inspect the shareholder list for a purpose reasonably related to such person's interest as a shareholder. California law provides, in addition, for an absolute right to inspect and copy the corporation's shareholder list by persons holding an aggregate of five percent (5%) or more of a corporation's voting shares, or shareholders holding an aggregate of one percent (1%) or more of such shares who have filed a Schedule 14A with the Securities and Exchange Commission in connection with a contested election of directors. Under California law, such absolute inspection rights also apply to a corporation formed under the laws of any other state if its principal executive offices are in California or if it customarily holds meetings of its board in California. Delaware law also provides for inspection rights as to a list of shareholders entitled to vote at a meeting within a ten-day period preceding a shareholders' meeting for any purpose germane to the meeting. However, Delaware law contains no provisions comparable to the absolute right of inspection provided by California law to certain shareholders.

  Dividends and Repurchases of Shares. California law dispenses with the concepts of par value of shares as well as statutory definitions of capital, surplus and the like. The concepts of par value, capital and surplus are retained under Delaware law.

  Under California law, a corporation may not make any distribution (including dividends, whether in cash or other property, and repurchases of its shares, other than repurchases of its shares issued under employee stock plans contemplated by Section 408 of the California Corporations Code) unless either
(i) the corporation's retained earnings immediately prior to the proposed distribution equal or exceed the amount of the proposed distribution or (ii) immediately after giving effect to such distribution, the corporation's assets (exclusive of goodwill, capitalized research and development expenses and deferred charges) would be at least equal to 1.25 times its liabilities (not including deferred taxes, deferred income and other deferred credits), and the corporation's current assets would be at least equal to its current liabilities (or 1.25 times its current liabilities if the average pre-tax and pre-interest expense earnings for the preceding two fiscal years were less than the average interest expense for such years). Such tests are applied to California corporations on a consolidated basis.

  Delaware law permits a corporation to declare and pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. In addition, Delaware law generally provides that a corporation may redeem or repurchase its shares only if the capital of the corporation is not impaired and such redemption or repurchase would not impair the capital of the corporation.

  Shareholder Voting. Both California and Delaware law generally require that a majority of the shareholders of both acquiring and target corporations approve statutory mergers. Delaware law does not require a shareholder vote of the surviving corporation in a merger (unless the corporation provides otherwise in its certificate of incorporation) if (a) the merger agreement does not amend the existing certificate of incorporation, (b) each share of the stock of the surviving corporation outstanding immediately before the effective date of the merger is an identical outstanding or treasury share after the merger, and (c) either no shares of common stock of the surviving corporation and no shares, securities or obligations convertible into such stock are to be issued or delivered under the plan of merger, or the authorized unissued shares or the treasury shares of common stock of the surviving corporation to be issued or delivered under the plan of merger plus those initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered under such plan do not exceed twenty percent (20%) of the shares of common stock of such constituent corporation outstanding immediately prior to the effective date of the merger. California law contains a similar exception to its voting requirements for reorganizations where shareholders or the corporation itself, or both, immediately prior to the reorganization will own immediately after the reorganization equity securities constituting more than five sixths of the voting power of the surviving or acquiring corporation or its parent entity.

  Both California law and Delaware law also require that a sale of all or substantially all of the assets of a corporation be approved by a majority of the outstanding voting shares of the corporation transferring such assets. With certain exceptions, California law also requires that mergers, reorganizations, certain sales of assets and similar transactions be approved by a majority vote of each class of shares outstanding. In contrast, Delaware law generally does not require class voting, except in certain transactions involving an amendment to the certificate of incorporation that adversely affects a specific class of shares. As a result, shareholder approval of such transactions may be easier to obtain under Delaware law for companies that have more than one class of shares outstanding.

  California law also requires that holders of nonredeemable common stock receive nonredeemable common stock in a merger of the corporation with the holder of more than fifty percent (50%) but less than ninety percent (90%) of such common stock or its affiliate unless all of the holders of such common stock consent to the transaction. This provision of California law may have the effect of making a "cash-out" merger by a majority shareholder more difficult to accomplish.

  California law provides that, except in certain circumstances, when a tender offer or a proposal for a reorganization or for a sale of assets is made by an interested party (generally a controlling or managing person of the target corporation), an affirmative opinion in writing as to the fairness of the consideration to be paid to the shareholders must be delivered to shareholders.

  This fairness opinion requirement does not apply to a corporation that does not have shares held of record by at least 100 persons, or to a transaction that has been qualified under California state securities laws. Further, if a tender of shares or vote is sought pursuant to an interested party's proposal and a later proposal is made by another party at least ten days prior to the date of acceptance of the interested party proposal, the shareholders must be informed of the later offer and be afforded a reasonable opportunity to withdraw any vote, consent or proxy, or to withdraw any tendered shares. Delaware law has no comparable provision.

  Voting by Ballot. California law provides that the election of directors may proceed in the manner described in a corporation's bylaws. Callaway Golf California's Bylaws provide that the election of directors at a shareholders' meeting may be by voice vote or ballot, unless prior to such vote a shareholder demands a vote by ballot, in which case such vote must be by ballot. Under Delaware law, the right to vote by written ballot may be restricted if so provided in the Certificate of Incorporation. The Bylaws of Callaway Golf Delaware do not address election by ballot, but the Certificate of Incorporation of Callaway Golf Delaware provides that elections of directors need not be by written ballot unless the Bylaws provide that elections shall be by ballot. Shareholders of Callaway Golf Delaware may therefore continue to demand election by ballot, unless and until the Certificate of Incorporation is amended to prohibit it, which amendment would require a majority shareholder vote. It may be more difficult for a shareholder to contest the outcome of a vote that has not been conducted by written ballot.

  Interested Director Transactions. Under both California and Delaware law, certain contracts or transactions in which one or more of a corporation's directors has an interest are not void or voidable because of such interest provided that certain conditions, such as obtaining the required approval and fulfilling the requirements of good faith and full disclosure, are met. With certain exceptions, the conditions are similar under California and Delaware law. Under California and Delaware law (a) either the shareholders or the board of directors must approve any such contract or transaction after full disclosure of the material facts, and, in the case of board approval, the contract or transaction also must be "just and reasonable" (in California) or "fair" (in Delaware) to the corporation or (b) the contract or transaction must have been just and reasonable or fair as to the corporation at the time it was approved. In the latter case, California law explicitly places the burden of proof on the interested director. Under California law, if shareholder approval is sought, the interested director is not entitled to vote his shares at a shareholder meeting with respect to any action regarding such contract or transaction. If board approval is sought, the contract or transaction must be approved by a majority vote of a quorum of the directors, without counting the vote of any interested directors (except that interested directors may be counted for purposes of establishing a quorum). Under Delaware law, if board approval is sought, the contract or transaction must be approved by a majority of the disinterested directors (even if the disinterested directors are less than a quorum). Therefore, certain transactions that the Board of Directors of Callaway Golf California might not be able to approve because of the number of interested directors, could be approved by a majority of the disinterested directors of Callaway Golf Delaware, although less than a majority of a quorum. The Company is not aware of any plans to propose any transaction involving directors of the Company that could not be so approved under California law but could be so approved under Delaware law.

  Shareholder Derivative Suits. California law provides that a shareholder bringing a derivative action on behalf of a corporation need not have been a shareholder at the time of the transaction in question, provided that certain tests are met. Under Delaware law, a shareholder may bring a derivative action on behalf of the corporation only if the shareholder was a shareholder of the corporation at the time of the transaction in question or if his or her stock thereafter devolved upon him or her by operation of law. California law also provides that the corporation or the defendant in a derivative suit may make a motion to the court for an order requiring the plaintiff shareholder to furnish a security bond. Delaware does not have a similar bonding requirement.

  Dissenters' Rights. Under both California and Delaware law, a shareholder of a corporation participating in certain major corporate transactions may, under varying circumstances, be entitled to dissenters' rights of appraisal pursuant to which such shareholder may receive cash in the amount of the fair market value of his or her shares in lieu of the consideration he or she would otherwise receive in the transaction. Under Delaware law, such fair market value is determined exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, and such appraisal rights are not available (a) with respect to the sale, lease or exchange of all or substantially all of the assets of a corporation, (b) with respect to a merger or consolidation by a corporation the shares of which are either listed on a national securities exchange or are held of record by more than 2,000 holders if such shareholders receive only shares of the surviving corporation or shares of any other corporation that are either listed on a national securities exchange or held of record by more than 2,000 holders, plus cash in lieu of fractional shares of such corporations, or (c) to shareholders of a corporation surviving a merger if no vote of the shareholders of the surviving corporation is required to approve the merger under certain provisions of Delaware law.

  The limitations on the availability of appraisal rights under California law are different from those under Delaware law. Shareholders of a California corporation whose shares are listed on a national securities exchange or on a list of over-the-counter margin stocks issued by the Board of Governors of the Federal Reserve System generally do not have such appraisal rights unless the holders of at least five percent (5%) of the class of outstanding shares claim the right or the corporation or any law restricts the transfer of such shares. Appraisal rights also are unavailable if the shareholders of a corporation or the corporation itself, or both, immediately prior to the reorganization will own immediately after the reorganization equity securities constituting more than five-sixths of the voting power of the surviving or acquiring corporation or its parent entity (as will be the case in the Reincorporation Proposal). Appraisal or dissenters' rights are, therefore, not available to shareholders of Callaway Golf California with respect to the Reincorporation Proposal. California law generally affords appraisal rights in sale of asset reorganizations.

  Dissolution. Under California law, shareholders holding fifty percent (50%) or more of the total voting power may authorize a corporation's dissolution, with or without the approval of the corporation's board of directors, and this right may not be modified by the articles of incorporation. Under Delaware law, unless the board of directors approves the proposal to dissolve, the dissolution must be approved by all the shareholders entitled to vote thereon. Only if the dissolution is initially approved by the board of directors may it be approved by a simple majority of the outstanding shares of the corporation's stock entitled to vote. In the event of such a board-initiated dissolution, Delaware law allows a Delaware corporation to include in its certificate of incorporation a super majority (greater than a simple majority) voting requirement in connection with dissolutions. Callaway Golf Delaware's Certificate of Incorporation contains no such super majority voting requirement, however, and a majority of the outstanding shares entitled to vote, voting at a meeting at which a quorum is present, would be sufficient to approve a dissolution of Callaway Golf Delaware that had previously been approved by its Board of Directors.

  Application of the General Corporation Law of California to Delaware Corporations. Under Section 2115 of the California General Corporation Law, certain foreign corporations (i.e., corporations not organized under California law) are placed in a special category if they have characteristics of ownership and operation which indicate that they have significant contacts with California. So long as a Delaware or other foreign corporation is in this special category, and it does not qualify for one of the statutory exemptions, it is subject to a number of key provisions of the California General Corporation Law applicable to corporations incorporated in California.

  Exemptions from Section 2115 are provided for corporations whose shares are listed on a major national securities exchange or are traded in the Nasdaq National Market. The Common Stock of Callaway Golf Delaware will continue to be traded on the New York Stock Exchange following the reincorporation, and, accordingly, Callaway Golf Delaware will be exempt from Section 2115.

  Anti-Takeover Implications. Delaware, like many other states, permits a corporation to adopt a number of measures through amendment of the certificate of incorporation or bylaws or otherwise, which measures are designed to reduce a corporation's vulnerability to unsolicited takeover attempts. One of these measures is Section 203 of the Delaware General Corporation Law ("Section 203") which restricts certain "business combinations" with "interested shareholders" for three years following the date that a person or entity becomes an interested shareholder, unless the Board of Directors approves the business combination and/or other requirements are met. This statute could make certain kinds of "unfriendly" corporate takeovers, or other transactions involving a corporation and one or more of its significant shareholders, more difficult. The Reincorporation Proposal is not being proposed in order to prevent an unsolicited takeover attempt, nor is it in response to any present attempt known to the Board of Directors to acquire control of the Company, obtain representation on the Board of Directors or take significant action that affects the Company. Accordingly, the Company is opting out of Section 203. The Company may later elect to have
Section 203 apply to it upon approval by a majority of the Company's shareholders.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

  The following is a discussion of certain federal income tax considerations that may be relevant to holders of Callaway Golf California Common Stock who receive Callaway Golf Delaware Common Stock in exchange for their Callaway Golf California Common Stock as a result of the Proposed Reincorporation. The discussion does not address all of the tax consequences of the Proposed Reincorporation that may be relevant to particular Callaway Golf California shareholders, such as dealers in securities, or those Callaway Golf California shareholders who acquired their shares upon the exercise of stock options, nor does it address the tax consequences to holders of options or warrants to acquire Callaway Golf California Common Stock. Furthermore, no foreign, state, or local tax considerations are addressed herein. IN VIEW OF THE VARYING NATURE OF SUCH TAX CONSEQUENCES, EACH SHAREHOLDER IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE PROPOSED REINCORPORATION, INCLUDING THE APPLICABILITY OF FEDERAL, STATE, LOCAL OR FOREIGN TAX LAWS. This discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"), the applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices in effect on the date of this Proxy Statement.

The Proposed Reincorporation is expected to qualify as a reorganization within the meaning of Section 368(a) of the Code, with the following tax consequences:

(a) No gain or loss will be recognized by holders of Callaway Golf California Common Stock upon receipt of Callaway Golf Delaware Common Stock pursuant to the Proposed Reincorporation;

(b) The aggregate tax basis of the Callaway Golf Delaware Common Stock received by each shareholder in the Proposed Reincorporation will equal the aggregate tax basis of the Callaway Golf California Common Stock surrendered in exchange therefor;

(c) The holding period of the Callaway Golf Delaware Common Stock received by each shareholder of Callaway Golf California will include the period for which such shareholder held the Callaway Golf California Common Stock surrendered in exchange therefor, provided that such Callaway Golf California Common Stock was held by the shareholder as a capital asset at the time of Proposed Reincorporation; and

(d) No gain or loss will be recognized by Callaway Golf California or Callaway Golf Delaware in connection with the Proposed Reincorporation.

  The Company has not requested a ruling from the Internal Revenue Service (the "IRS") or an opinion of counsel with respect to the federal income tax consequences of the Proposed Reincorporation under the Code. A successful IRS challenge to the reorganization status of the Proposed Reincorporation would result in a shareholder recognizing gain or loss with respect to each share of Callaway Golf California Common Stock exchanged in the Proposed Reincorporation equal to the difference between the shareholder's basis in such share and the fair market value, as of the time of the Proposed Reincorporation, of the Callaway Golf Delaware Common Stock received in exchange therefor. In such event, a shareholder's aggregate basis in the shares of Callaway Golf Delaware Common Stock received in the exchange would equal their fair market value on such date, and the shareholder's holding period for such shares would not include the period during which the shareholder held Callaway Golf California Common Stock.

VOTE REQUIRED FOR THE REINCORPORATION PROPOSAL

  Approval of the Reincorporation Proposal also will constitute approval of the
(i) Merger Agreement, the Certificate of Incorporation and the Bylaws of Callaway Golf Delaware, (ii) the assumption of Callaway Golf California's employee benefit plans and outstanding stock options by Callaway Golf Delaware and (iii) adoption of the Company's new indemnification agreements with its officers and directors to conform those agreements to Delaware law. Approval will require the affirmative vote of the holders of a majority of the outstanding shares of Callaway Golf California Common Stock. The effect of an abstention or a broker non-vote is the same as that of a vote against the Reincorporation Proposal.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSED REINCORPORATION OF CALLAWAY GOLF COMPANY AS A DELAWARE CORPORATION.

                 APPROVAL OF 1999 EMPLOYEE STOCK PURCHASE PLAN

General

  On April 20, 1995, the shareholders approved the adoption of the Callaway Golf Company 1995 Employee Stock Purchase Plan. A total of 1,500,000 shares of Common Stock were reserved for issuance under this plan. As of the day after the most recent purchase made under this plan, February 1, 1999, 392,000 shares remained available for issuance. Based on the purchases made by employees since the introduction of this plan, the Company anticipates all shares under this plan will have been purchased in the year 2000.

  The Company desires to continue making available to its employees the benefit represented by an appropriate employee stock purchase plan such as the Callaway Golf Company 1995 Employee Stock Purchase Plan. Accordingly, on February 16, 1999, the Board of Directors authorized the adoption, subject to shareholder approval, of the Callaway Golf Company 1999 Employee Stock Purchase Plan (the "Purchase Plan"). The Purchase Plan, and the rights of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Internal Revenue Code of 1986, as amended (the "Code"). A total of 2,000,000 shares of Common Stock would be reserved for issuance under the Purchase Plan.

  While the Company desires to continue to provide an employee stock purchase plan to its employees, certain proposed accounting or tax changes may make this type of plan economically or administratively impracticable. These changes are uncertain and undecided at this time. Management has concluded it would be appropriate to assume that the Company will be able to amend the Purchase Plan to meet any new requirements. However, in the event that this is not the case, the Company may elect not to implement or to terminate the Purchase Plan.

  No shares of the Company's Common Stock have been sold pursuant to the Purchase Plan. There are approximately 1,900 employees currently eligible to participate in the Purchase Plan.

Summary of the Purchase Plan

  A description of the principal features of the Purchase Plan is set forth below.

  Purpose. The purpose of the Purchase Plan is to maintain a competitive equity compensation program to attract, motivate, retain and compensate present and future employees of the Company and certain of its subisdiaries and to provide an incentive for employees of the Company to acquire a proprietary interest in the Company through the purchase of Common Stock, thereby more closely aligning the interests of the employees and the shareholders.

  Administration. The Purchase Plan is administered by a committee (the "Committee") appointed by the Board consisting of not less than two members of the Board who are not officers or employees of the Company or any of its subsidiaries. The Committee shall be composed in accordance with the requirements to obtain or retain any available exemption from the operation of
Section 16(b) of the Securities Exchange Act of 1934. All questions of interpretation of the Purchase Plan are determined by the Committee, whose decisions are final and binding upon all participants.

  Eligibility. Subject to certain limitations imposed by Section 423 of the Code, any person who is employed by the Company (or any of its majority-owned subsidiaries that are not excluded from participation by the Committee) for at least twenty (20) hours per week and more than five (5) months in a calendar year are eligible to participate in the Purchase Plan, provided that the employee has been continuously employed for six (6) months on the first day of an offering period. Eligible employees will become participants in the Purchase Plan by delivering to the Company an enrollment agreement authorizing payroll and/or bonus deductions prior to the applicable offering period, unless another time for filing the enrollment agreement is set by the Committee for all eligible employees with respect to a given offering period.

  Offering Dates. The Purchase Plan is to be implemented through a series of 24-month offering periods with a new offering period commencing on each February 1 and August 1 during the term of the Purchase Plan. The first offering period is to commence on the date on which it is administratively practicable to commence operation of the Plan as determined by the Board or Committee. The Committee may later change the duration of the offering periods without shareholder approval. The last day of each six-month exercise period during each offering period under the Purchase Plan, i.e., each July 31 and January 31, will be an exercise date under the Purchase Plan.

  Purchase Price. Initially, the purchase price per share at which shares are sold under the Purchase Plan shall be equal to the lower of 85% of the fair market value of the Common Stock on the date of commencement of the applicable 24-month offering period or 85% of the fair market value of the Common Stock on each exercise date of the option. The Committee may change the percentage rate from 85%; however, it may never be less than 85% (i.e., the discount may never be greater than 15%). The fair market value of the Common Stock on a given date will be the closing price of the Common Stock on the New York Stock Exchange as of such date.

  Payment of Purchase Price; Payroll Deductions/Bonus Contributions. The purchase price of the shares will be accumulated by payroll and/or bonus deductions during an offering period. The payroll deductions may be any whole percentage amount between 1% and 15% of a participant's eligible compensation on each payroll date during the offering period. For purposes of the Purchase Plan, eligible compensation is defined to include the participant's full base salary, wages, commissions, overtime pay and shift differentials, but excludes any bonuses and any payments by the Company or its subsidiaries to any pension or profit sharing plan, fringe benefits and certain other forms of extraordinary pay. A participant also may designate all or some bonus pay to be contributed to the Purchase Plan. A participant may discontinue his or her participation in the Purchase Plan at any time during the offering period. In addition, a participant may, no more than two times in any calendar year, reduce or increase the rate of payroll deductions. Payroll deductions will commence on the first payday following the offering date, and will continue at the same rate until the end of the offering period unless the participant terminates participation in the Purchase Plan or reduces or increases the rate of the payroll deductions.

  In the event that the purchase price per share of Common Stock at the beginning of any offering period is less than the purchase price per share of Common Stock at the beginning of any prior offering period which has not yet ended, the Committee in its discretion may terminate the participation of all participants in the prior offering period and enroll them in the newly beginning offering period at the same payroll deduction rate.

  Grant of Options. Currently, on the first day of each offering period, each eligible employee will be granted an option to purchase, on each exercise date during the offering period, a number of shares of Common Stock determined by dividing the participant's eligible Purchase Plan contributions accumulated prior to such exercise date by the purchase price.

  Notwithstanding the foregoing, no employee is permitted to subscribe for shares under the Purchase Plan if immediately after the grant of the option, the employee would own 5% or more of the voting power or value of all classes of stock of the Company or of a parent or of any of its subsidiaries (including stock which may be purchased under the Purchase Plan or pursuant to any other options), nor shall any employee be granted an option which would permit the employee to purchase more than $25,000 worth of stock (determined based on the fair market value of the shares at the time the option is granted) under the Purchase Plan in any calendar year.

  Exercise of Options. Unless a participant withdraws from the Purchase Plan, such participant's option to purchase shares will be exercised automatically on each exercise date of the offering period to purchase the maximum number of shares (including, except as otherwise provided by the Committee, fractional shares) that may be purchased at the exercise price with the accumulated payroll and bonus deductions in the participant's account.

  Withdrawal. A participant's interest in a given offering period may be terminated in whole, but not in part, by signing and delivering to the Company a notice of withdrawal from the Purchase Plan. The failure to remain in the continuous employ of the Company or its majority-owned subsidiaries for at least 20 hours per week during an offering period will be deemed to be a withdrawal from that offering.

  Capital Changes. In the event any change is made in the Company's capitalization, such as a reorganization, restructuring, reclassification, stock split or stock dividend, which results in an increase or decrease in the number of outstanding shares of Common Stock or a change of Common Stock into, or an exchange of Common Stock for, a different number or kind of shares, the Committee may authorize appropriate adjustments to be made to the shares subject to purchase under the Purchase Plan and in the purchase price per share. In the event of a dissolution or liquidation of the Company, any options outstanding under the Purchase Plan will terminate unless the Committee otherwise determines.

  Non-transferability. Options to purchase Common Stock under the Purchase Plan may not be transferred by a participant and may be exercised during a participant's lifetime only by the participant.

  Amendment and Termination of the Plan. The Board of Directors may at any time amend or terminate the Purchase Plan, except that no amendment may be made that would cause the Purchase Plan to fail to meet the requirements for employee stock purchase plans as defined in Section 423 of the Code.

Tax Information

  The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. This discussion is based on the Code, the applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rules and practices in effect on the date of this Proxy Statement. Under these provisions, no income will be taxable to a participant at the time of the grant of the option or purchase of the shares. Upon disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the participant's holding period. If the shares have been held by the participant for more than two years after the date of option grant and more than one year after the transfer of the shares to the participant pursuant to the exercise of the option, the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the purchase price for the shares or (b) the excess of the fair market value of the shares at the time the option was granted over the purchase price for the shares will be treated as ordinary income, and any further gain will be treated as long-term capital gain. If the shares are disposed of before the expiration of these holding periods, the excess of the fair market value of the shares on the purchase date over the purchase price will be treated as ordinary income, and any further gain or loss on such disposition will be long-term or short-term capital gain or loss, depending on the holding period. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income reported by participants upon disposition of shares within two years from date of grant or within one year after the transfer of the shares to the participants.

  The foregoing brief summary of the effect of federal income taxation upon the participant and the Company with respect to the purchase of shares under the Purchase Plan does not purport to be complete and reference should be made to the applicable provisions of the Code. In addition, this summary does not discuss the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside.

Participation in Purchase Plan by Executive Officers and Other Employees

  Participation in the Purchase Plan is voluntary and is dependent on each eligible employee's election to participate and his or her determination as to the level of payroll and bonus deductions. Accordingly, future purchases by executive officers and other employees under the Purchase Plan are not determinable.

Vote Required

  The affirmative vote of the holders of a majority of shares of the Common Stock represented and voting, in person or by proxy, at the Annual Meeting is required to approve the Purchase Plan.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE CALLAWAY GOLF COMPANY 1999 EMPLOYEE STOCK PURCHASE PLAN.

                             CERTAIN TRANSACTIONS

  The Company has been a party to a product development agreement with Callaway Advanced Materials, Inc. ("CAM"), a corporation of which Reeves Callaway, Ely Callaway's son, is an executive officer and in which he owns a significant equity interest. Under the agreement, CAM is developing proprietary manufacturing techniques for fabricating metal golf club heads. In 1998, the Company paid a total of approximately $660,000 to CAM in connection with these development services. In addition, in February 1998, the Company made a non-interest bearing equipment loan to CAM in the approximate amount of $288,000, which is due upon termination of the development agreement. The Company expects to end this agreement in 1999.

  In January 1998 the Company announced the formation of Callaway Golf Media Ventures, LLC ("CGMV") for the purpose of producing print and other media products that relate to the game of golf. The Company was an 80% owner of CGMV, with the remaining 20% owned by Callaway Editions, Inc. ("Editions"), a publishing and media company in which Nicholas Callaway, Ely Callaway's son, is an executive officer, and in which Nicholas Callaway is the majority shareholder (about 81%) and Ely Callaway is a minority shareholder (about 9%). In addition to being an owner of CGMV, Editions was entitled to receive a management fee of up to $450,000 per year for services rendered to CGMV. In 1998, Editions received $450,000 from CGMV out of monies paid to CGMV by the Company.

  In connection with the formation of CGMV, the Company made capital contributions to CGMV in the amount of $900,000. The Company also agreed to loan to CGMV up to $20 million for working capital, subject to CGMV's achievement of certain milestones. During 1998, the Company loaned approximately $2 million to CGMV under this agreement. In August 1998, the Company guarantied CGMV's lease of office space in New York.

  In November 1998, following a review of the Company's operations and a decision to focus on its core golf club business and its golf ball business, the Company decided to withdraw from activities outside these areas including ending its involvement with CGMV.

  In February 1999, the office space lease was terminated and the Company was released from its guarantee on the condition that the Company issue a $90,000 letter of credit in favor of the landlord. The landlord will only be entitled to draw under the letter of credit if the new tenant of the premises defaults during the first year of its lease. If the new tenant does not default during the first year, the letter of credit will be cancelled.

  In March 1999, after extensive negotiations, the parties agreed that the Company would be relieved of its capital and loan obligations to CGMV, as described above, in exchange for the transfer of the Company's 80% ownership interest in CGMV to Editions, plus a payment of $1 million to CGMV, and the cancellation of CGMV's existing indebtedness to the Company in the amount of approximately $2 million. In addition to releasing the Company from its obligation to loan up to $20 million in working capital to CGMV, subject to certain restrictions as noted above, the Company also obtained releases from CGMV, Editions and Nicholas Callaway, and indemnity rights from CGMV and Editions with respect to any known or unknown claims, including employment claims, arising from the operation of CGMV both prior to and after the transaction. Additionally, CGMV and the Company entered into a license agreement pursuant to which the Company is entitled to a royalty of 2% of net sales of licensed golf books by CGMV through 2003 and 5% thereafter, subject to the achievement of certain minimum sales levels.

  The Company, on the one hand, and Callaway Editions and Nicholas Callaway, on the other, have had various disputes pending before the U.S. Patent and Trademark Office regarding the registration of trademarks that include the word "Callaway." At the same time as the CGMV transaction described above, the Company also entered into a concurrent use agreement with Callaway Editions and Nicholas Callaway resolving such trademark disputes. Pursuant to the concurrent use agreement, the Company will retain the right to register and use the "Callaway Golf" trademark in all classes of trade, while Callaway Editions and Nicholas Callaway will be free to register and use the marks "Callaway Editions," "Nicholas Callaway" and other marks associated with their business. None of the parties will use its marks in a way that will be confusing to the public as to source. Trademark registration applications inconsistent with the concurrent use agreement will be canceled or withdrawn.

  Ely Callaway did not participate in the negotiations of any of the above described transactions with respect to CAM, CGMV, or the concurrent use agreement and the terms thereof were approved by the Company's Board of Directors without Mr. Callaway's participation.

  The Company retained the law firm of Gibson, Dunn & Crutcher to provide legal services to the Company during 1998, and anticipates that it will retain Gibson, Dunn & Crutcher in 1999 as well. Mrs. Aulana L. Peters, a Director of the Company, is a partner at Gibson, Dunn & Crutcher.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and greater than 10% shareholders to file initial reports of ownership (on Form 3) and periodic changes in ownership (on Forms 4 and 5) of Company securities with the Securities and Exchange Commission and the New York Stock Exchange. Based solely on its review of copies of such forms and such written representations regarding compliance with such filing requirements as were received from its executive officers, directors and greater than 10% shareholders (if any), the Company believes that all such Section 16(a) filing requirements were complied with during 1998.

                                 ANNUAL REPORT

  A copy of the Company's Annual Report, including financial statements for the years ended December 31, 1998 and December 31, 1997, is being mailed with this Proxy Statement to shareholders of record on the Record Date, but such report is not incorporated herein and is not deemed to be a part of this proxy solicitation material.

  A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WITHOUT EXHIBITS, WILL BE FURNISHED WITHOUT CHARGE TO ANY PERSON FROM WHOM THE ACCOMPANYING PROXY IS SOLICITED UPON WRITTEN REQUEST TO THE COMPANY'S DIRECTOR OF INVESTOR RELATIONS AT CALLAWAY GOLF COMPANY, 2285 RUTHERFORD ROAD, CARLSBAD, CALIFORNIA 92008.

                            INDEPENDENT ACCOUNTANTS

  PricewaterhouseCoopers LLP served as the Company's independent accountants for 1998. One or more representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual

Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

                             SHAREHOLDER PROPOSALS

  Shareholders who wish to include proposals for action at the Company's 2000 Annual Meeting of Shareholders in next year's proxy statement must, in addition to other applicable requirements, cause their proposals to be received in writing by the Company at its address set forth on the first page of this Proxy Statement no later than November 22, 1999. Such proposals should be addressed to the Company's Secretary and may be included in next year's proxy statement if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission.

                                 OTHER MATTERS

Presented by Management

  Management knows of no matters other than those listed in the attached Notice of the Annual Meeting which are likely to be brought before the Annual Meeting. However, if any other matters should properly come before the Annual Meeting or any adjournment thereof, the persons named in the enclosed proxy will vote all proxies given to them in accordance with their best judgment of such matters.

Presented by Shareholders

  The following discussion is based upon the assumption that the Reincorporation Proposal is approved by the shareholders and that the Bylaws of Callaway Golf Delaware would be applicable. In the event the Reincorporation Proposal is not approved, the Bylaws of Callaway Golf California contain similar, but not identical advance notice requirements, which are summarized elsewhere in this Proxy Statement under "Reincorporation in Delaware-The Charters of Callaway Golf California and Callaway Golf Delaware-Requirement of Advance Notice."

  Pursuant to the Bylaws of Callaway Golf Delaware, only such business shall be conducted, and only such proposals shall be acted upon, at an annual meeting of shareholders as are properly brought before the meeting. For business to be properly brought before an annual meeting by a shareholder, in addition to any other applicable requirements, timely notice of the matter must be first given to the Secretary of the Company. To be timely, written notice must be received at the principal executive offices of the Company not less than 90 days nor more than 120 days prior to the scheduled meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, then notice of the proposed business matter must be received not less than 90 days nor more than 120 days prior to such annual meeting or 10 days following the public announcement of the scheduled date of such annual meeting. Any notice to the Secretary must include as to each matter the shareholder proposes to bring before the meeting: (a) a brief description of the proposal desired to be brought before the meeting and the reason for conducting such business at the annual meeting, (b) the name and record address of the shareholder proposing such business, (c) the class and number of shares of the Company which are owned beneficially or of record by the shareholder on the date of such shareholder notice, and (d) any material interest of the shareholder in such proposal.

  Each shareholder is urged to complete, date, sign and promptly return the enclosed proxy card. Any questions should be addressed to the Company's Director of Investor Relations, at 2285 Rutherford Road, Carlsbad, California 92008, telephone (760) 931-1771.


                                          /s/ Steven C. McCracken

                                          Steven C. McCracken
                                          Secretary

Carlsbad, California
March 31, 1999

                                                                     APPENDIX A

                         AGREEMENT AND PLAN OF MERGER
                           OF CALLAWAY GOLF COMPANY,
                            A DELAWARE CORPORATION,
                                      AND
                            CALLAWAY GOLF COMPANY,
                           A CALIFORNIA CORPORATION

  THIS AGREEMENT AND PLAN OF MERGER dated     , 1999 (the "Agreement") is
between Callaway Golf Company, a Delaware corporation ("Callaway Golf Delaware"), and Callaway Golf Company, a California corporation ("Callaway Golf California"). Callaway Golf Delaware and Callaway Golf California are sometimes referred to herein as the "Constituent Corporations."

                                   RECITALS

  A. Callaway Golf Delaware is a corporation duly organized and existing under the laws of the State of Delaware and has an authorized capital of 243,000,000 shares, $.01 par value, of which 240,000,000 shares are designated "Common Stock," and 3,000,000 shares are designated "Preferred Stock." Of the Preferred Stock, 240,000 shares are designated Series A Junior Participating Preferred Stock in connection with Callaway Golf California's Shareholders' Rights Plan. The remaining shares of Preferred Stock of Callaway Golf Delaware are undesignated as to series, rights, preferences, privileges or
restrictions. As of     , 1999, 100 shares of Common Stock were issued and
outstanding, all of which are held by Callaway Golf California, and no shares of Preferred Stock were issued and outstanding.

  B. Callaway Golf California is a corporation duly organized and existing under the laws of the State of California and has an authorized capital of 243,000,000 shares, $.01 par value, of which 240,000,000 are designated "Common Stock," and 3,000,000 shares are designated "Preferred Stock." Of the Preferred Stock, 240,000 shares of Preferred Stock are designated Series A Junior Participating Preferred Stock in connection with Callaway Golf California's Shareholders' Rights Plan. The remaining shares of Preferred Stock of Callaway Golf California are undesignated as to series, rights,
preferences, privileges or restrictions. As of     , 1999,      shares of
Common Stock were issued and outstanding, and no shares of Preferred Stock were issued and outstanding.

  C. The Board of Directors of Callaway Golf California has determined that, for the purpose of effecting the reincorporation of Callaway Golf California in the State of Delaware, it is advisable and in the best interests of Callaway Golf California and its shareholders that Callaway Golf California merge with and into Callaway Golf Delaware upon the terms and conditions herein provided.

  D. The respective Boards of Directors of Callaway Golf Delaware and Callaway Golf California have approved this Agreement and have directed that this Agreement be submitted to a vote of their respective shareholders and executed by the undersigned officers.

  NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, Callaway Golf Delaware and Callaway Golf California hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

                                   AGREEMENT

1.  Merger

  1.1 Merger. In accordance with the provisions of this Agreement, the Delaware General Corporation Law and the California General Corporation Law, Callaway Golf California shall be merged with and into Callaway Golf Delaware (the "Merger"); the separate existence of Callaway Golf California shall cease and Callaway Golf Delaware shall survive the Merger and shall continue to be governed by the laws of the State of Delaware; Callaway Golf Delaware shall be, and is herein sometimes referred to as, the "Surviving Corporation;" and the name of the Surviving Corporation shall be Callaway Golf Company.

  1.2 Filing and Effectiveness. The Merger shall become effective when the following actions shall have been completed:

    (a) This Agreement and the Merger shall have been adopted and approved by the shareholders of each Constituent Corporation in accordance with the requirements of the Delaware General Corporation Law and the California
  General Corporation Law on     , 1999 and     , 1999, respectively;

    (b) All of the conditions precedent to the consummation of the Merger specified in this Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof;

    (c) An executed Certificate of Merger or an executed, acknowledged and certified counterpart of this Agreement meeting the requirements of the Delaware General Corporation Law shall have been filed with the Secretary of State of the State of Delaware; and

    (d) An executed Certificate of Merger or an executed counterpart of this Agreement meeting the requirements of the California General Corporation Law shall have been filed with the Secretary of State of the State of California.

The date and time when the Merger shall become effective, as aforesaid, is herein called the "Effective Date of the Merger."

  1.3 Effect of the Merger. Upon the Effective Date of the Merger, the separate existence of Callaway Golf California shall cease and Callaway Golf Delaware, as the Surviving Corporation, (i) shall continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Date of the Merger, (ii) shall be subject to all actions previously taken by its and Callaway Golf California's Boards of Directors,
(iii) shall succeed, without other transfer, to all of the assets, rights, powers and property of Callaway Golf California in the manner as more fully set forth in Section 259 of the Delaware General Corporation Law, (iv) shall continue to be subject to all of its debts, liabilities and obligations as constituted immediately prior to the Effective Date of the Merger, and (v) shall succeed, without other transfer, to all of the debts, liabilities and obligations of Callaway Golf California in the same manner as if Callaway Golf Delaware had itself incurred them, all as more fully provided under the applicable provisions of the Delaware General Corporation Law and the California General Corporation Law.

2. Charter Documents, Directors and Officers

  2.1 Certificate of Incorporation. The Certificate of Incorporation of Callaway Golf Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

  2.2 Bylaws. The Bylaws of Callaway Golf Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

  2.3 Directors and Officers. The directors and officers of Callaway Golf California immediately prior to the Effective Date of the Merger shall be the directors and officers of the Surviving Corporation until their respective successors shall have been duly elected and qualified or until as otherwise provided by law, or the Certificate of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.

3. Manner of Conversion of Stock

  3.1 Callaway Golf California Common Stock. Upon the Effective Date of the Merger, each share of Callaway Golf California Common Stock, no par value, issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be changed and converted into and exchanged for one fully paid and nonassessable share of Common Stock, $.01 par value, of the Surviving Corporation.

  3.2 Callaway Golf California Options and Stock Purchase Rights. Upon the Effective Date of the Merger, the Surviving Corporation shall assume and continue the stock option plans (including without limitation the 1996 Stock Option Plan and the Non-Employee Directors Stock Option Plan) and all other employee benefit plans (including without limitation the 1995 Employee Stock Purchase Plan) of Callaway Golf California. Each outstanding and unexercised option or other right to purchase or security convertible into Callaway Golf California Common Stock shall become an option or right to purchase or a security convertible into the Surviving Corporation's Common Stock on the basis of one share of the Surviving Corporation's Common Stock for each share of Callaway Golf California Common Stock issuable pursuant to any such option, stock purchase right or convertible security, on the same terms and conditions and at an exercise price per share equal to the exercise price applicable to any such Callaway Golf California option, stock purchase right or convertible security at the Effective Date of the Merger. Except as set forth in Section 3.3, there are no options, purchase rights for or securities convertible into Preferred Stock of Callaway Golf California.

  A number of shares of the Surviving Corporation's Common Stock shall be reserved for issuance upon the exercise of options, stock purchase rights or convertible securities equal to the number of shares of Callaway Golf California Common Stock so reserved immediately prior to the Effective Date of the Merger.

  3.3 Callaway Golf California Preferred Share Purchase Rights. Upon the Effective Date of the Merger, the Surviving Corporation shall assume and convert the Series A Preferred Stock Purchase Rights declared by Callaway Golf California on June 10, 1995 and the rights and obligations of Callaway Golf California pursuant to the Rights Agreement dated as of June 21, 1995, by and among Callaway Golf California and ChaseMellon Shareholder Services LLC (the "Rights Agreement"). The Merger shall not be deemed a "Triggering Event" as such term is defined in the Rights Agreement.

  A number of shares of the Surviving Corporation's Common Stock and Series A Junior Participating Preferred Stock shall be reserved for issuance upon the exercise of stock purchase rights and convertible securities equal to the number of shares of Callaway Golf California Common Stock and Series A Junior Participating Preferred Stock so reserved immediately prior to the Effective Date of the Merger.

  3.4 Callaway Golf Delaware Common Stock. Upon the Effective Date of the Merger, each share of Common Stock, $.01 par value, of Callaway Golf Delaware issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by Callaway Golf Delaware, the holder of such shares or any other person, be canceled and returned to the status of authorized but unissued shares.

  3.5 Exchange of Certificates. After the Effective Date of the Merger, each holder of an outstanding certificate representing shares of Callaway Golf California Common Stock may, at such stockholder's option, surrender the same for cancellation to ChaseMellon Shareholder Services, L.L.C. as exchange agent (the "Exchange Agent"), and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of the Surviving Corporation's Common Stock into which such holders' shares of Callaway Golf California Common Stock were converted as herein provided. Unless and until so surrendered, each outstanding certificate theretofore representing shares of Callaway Golf California Common Stock shall be deemed for all purposes to represent the number of whole shares of the Surviving Corporation's Common Stock into which such shares of Callaway Golf California Common Stock were converted in the Merger.

  The registered owner on the books and records of the Surviving Corporation or the Exchange Agent of any shares of stock represented by such outstanding certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or the Exchange Agent, have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of Common Stock of the Surviving Corporation represented by such outstanding certificate as provided above.

  Each certificate representing Common Stock of the Surviving Corporation so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates of Callaway Golf California so converted and given in exchange therefor, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws.

  If any certificate for shares of Callaway Golf Delaware stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and that the person requesting such transfer pay to Callaway Golf Delaware or the Exchange Agent any transfer or other taxes payable by reason of issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of Callaway Golf Delaware that such tax has been paid or is not payable.

4. General

  4.1 Covenants of Callaway Golf Delaware. Callaway Golf Delaware covenants and agrees that it will, on or before the Effective Date of the Merger:

    (a) Qualify to do business as a foreign corporation in the State of California and in connection therewith irrevocably appoint an agent for service of process as required under the provisions of Section 2105 of the California General Corporation Law;

    (b) File any and all documents with the California Franchise Tax Board necessary for the assumption by Callaway Golf Delaware of all of the franchise tax liabilities of Callaway Golf California; and

    (c) Take such other actions as may be required by the California General Corporation Law.

  4.2 Further Assurances. From time to time, as and when required by Callaway Golf Delaware or by its successors or assigns, there shall be executed and delivered on behalf of Callaway Golf California such deeds and other instruments, and there shall be taken or caused to be taken by Callaway Golf Delaware and Callaway Golf California such further and other actions, as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by Callaway Golf Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Callaway Golf California and otherwise to carry out the purposes of this Agreement, and the officers and directors of Callaway Golf Delaware are fully authorized in the name and on behalf of Callaway Golf California or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

  4.3 Abandonment. At any time before the filing of this Agreement with the Secretary of State of the State of Delaware, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either Callaway Golf California or Callaway Golf Delaware, or both, notwithstanding the approval of this Agreement by the shareholders of Callaway Golf California or by the sole stockholder of Callaway Golf Delaware, or by both.

  4.4 Amendment. The Boards of Directors of the Constituent Corporations may amend this Agreement at any time prior to the filing of this Agreement (or certificate in lieu thereof) with the Secretaries of State of the States of California and Delaware, provided that an amendment made subsequent to the adoption of this Agreement by the shareholders of either Constituent Corporation shall not: (1) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation, (2) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger, or
(3) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class of shares or series thereof of such Constituent Corporation.

  4.5 Registered Office. The registered office of the Surviving Corporation in the State of Delaware is located at 9 East Loockerman Street, Dover, Delaware 19901, County of Kent, and National Registered Agents, Inc. is the registered agent of the Surviving Corporation at such address.

  4.6 Agreement. Executed copies of this Agreement will be on file at the principal place of business of the Surviving Corporation 2285 Rutherford Road, Carlsbad, California 92008 and copies thereof will be furnished to any shareholder of either Constituent Corporation, upon request and without cost.

  4.7 Governing Law. This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Delaware and, so far as applicable, the merger provisions of the California General Corporation Law.

  4.8 Counterparts. In order to facilitate the filing and recording of this Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

  IN WITNESS WHEREOF, this Agreement, having first been approved by resolutions of the Boards of Directors of Callaway Golf Delaware and Callaway Golf California, is hereby executed on behalf of each of such two corporations and attested by their respective officers thereunto duly authorized.

                                          CALLAWAY GOLF COMPANY,
                                          a Delaware corporation

                                          By: _________________________________
                                             David A. Rane,
                                             Executive Vice President,
                                             Administration and Planning,
                                             and Chief Financial Officer

ATTEST:

_____________________________________
Steven C. McCracken,
Executive Vice President, Licensing,
Chief Legal Officer and Secretary

                                          CALLAWAY GOLF COMPANY,
                                          a California corporation

                                          By: _________________________________
                                             David A. Rane,
                                             Executive Vice President,
                                             Administration and Planning,
                                             and Chief Financial Officer

ATTEST:

_____________________________________
Steven C. McCracken,
Executive Vice President, Licensing,
Chief Legal Officer and Secretary

                                                                     APPENDIX B

                         CERTIFICATE OF INCORPORATION
                                      OF
                             CALLAWAY GOLF COMPANY

                                   ARTICLE I

                              Name of Corporation

            The name of this Corporation is Callaway Golf Company.

                                  ARTICLE II

                               Registered Office

  The address of the registered office of the Corporation in the State of Delaware is 9 East Loockerman Street, in the City of Dover 19901, County of Kent, and the name of its registered agent at that address is National Registered Agents, Inc.

                                  ARTICLE III

                                    Purpose

  The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "GCL").

                                  ARTICLE IV

                           Authorized Capital Stock

  Section 1. Number of Authorized Shares. The Corporation shall be authorized to issue two classes of shares of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Corporation shall have authority to issue is Two Hundred Forty-Three million (243,000,000), of which Two Hundred Forty million (240,000,000) shares shall be common stock having a par value of $0.01 per share (the "Common Stock"), and Three million (3,000,000) shares shall be preferred stock having a par value of $0.01 per share (the "Preferred Stock"). Of the authorized shares of Preferred Stock, Two Hundred Forty Thousand (240,000) shares shall be designated Series A Junior Participating Preferred Stock (hereinafter referred to as the "Series A Preferred Stock").

  Section 2. Common Stock. The Board of Directors of the Corporation (the "Board of Directors") may authorize the issuance of shares of Common Stock from time to time. Shares of Common Stock that are redeemed, purchased or otherwise acquired by the Corporation may be reissued except as otherwise provided by law.

  Section 3. Preferred Stock. The Board of Directors may authorize the issuance of shares of Preferred Stock from time to time in one or more series. Shares of Preferred Stock that are redeemed, purchased or otherwise acquired by the Corporation may be reissued except as otherwise provided by law. The Board of Directors is hereby authorized to fix or alter the designations, powers and preferences, and relative, participating, optional or other rights, if any, and qualifications, limitations or restrictions thereof, including without limitation, dividend rights, (and whether dividends are cumulative), conversion rights, if any, voting rights (including the number of votes, if any, per share, as well as the number of members, if any, of the Board of Directors or the percentage of members, if any, of the Board of Directors each class or series of Preferred Stock may be entitled to elect), rights and terms of redemption (including sinking fund provisions, if any), redemption price and liquidation preferences of any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, and to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issuance of shares of such series.

  The relative rights, preferences, privileges and restrictions granted to the Series A Preferred Stock are as follows:

  A. Dividends and Distributions.

    (i) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the 15th day of January, April, July and October and in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to, subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock of the Corporation since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time after the issuance of any shares of Series A Preferred Stock (a) declare any dividend on Common Stock payable in shares of Common Stock, (b) subdivide the outstanding Common Stock or (c) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

    (ii) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (i) above concurrently with any declaration of a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock).

    (iii) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

  B. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

    (i) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time after the issuance of any shares of Series A Preferred Stock (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

    (ii) Except as otherwise provided herein or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

    (iii) Except as set forth herein, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

  C. Certain Restrictions.

    (i) The Corporation shall not declare any dividend on, make any distribution on, or redeem or purchase or otherwise acquire for consideration any shares of Common Stock after the first issuance of a share or fraction of a share of Series A Preferred Stock unless concurrently therewith it shall declare a dividend on the Series A Preferred Stock as required by subsection A hereof.

    (ii) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in subsection A have been declared but not paid, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not

      (a) declare or pay dividends on, make any other distribution on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

      (b) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

      (c) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock;

      (d) purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

    (iii) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (i) of this subsection C, purchase or otherwise acquire such shares at such time and in such manner.

  D. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

  E. Liquidation, Dissolution or Winding Up.

    (i) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $1,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (a) the Series A Liquidation Preference by (b) 1,000 (as appropriately adjusted as set forth in subparagraph (iii) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (the "Adjustment Number"). Following the payment of the full amount of the

  Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Preferred Stock and Common Stock, respectively, holders of Series A Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of remaining assets to be distributed in the ratio of the Adjustment Number to one (1) with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

    (ii) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity with the Series A Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

    (iii) In the event the Corporation shall at any time after January 1, 1999 (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

  F. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after January 1, 1999 (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

  G. No Redemption. The shares of Series A Preferred Stock shall not be redeemable.

  H. Ranking. The Series A Preferred Stock shall rank junior to all other series of the Corporation's preferred stock, if any, as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

  I. Amendment. The Certificate of Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Preferred Stock, voting separately as a class.

  J. Fractional Shares. Series A Preferred Stock may be issued in fractions of a share, which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.

                                   ARTICLE V

                                 Incorporator

  The name and mailing address of the incorporator of the Corporation are as follows:

                              Steven C. McCracken
                             2285 Rutherford Road
                              Carlsbad, CA 92008

                                  ARTICLE VI

                       Amendment of Corporate Documents

  Section 1. Certificate of Incorporation. The Corporation reserves the right to alter, amend, repeal or rescind any provision contained in this Certificate of Incorporation in any manner now or hereafter prescribed by law, and all rights conferred on stockholders herein are granted subject to this reservation.

  Section 2. Bylaws. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend, and rescind the bylaws of the Corporation.

                                  ARTICLE VII

                                   Directors

  Section 1. Number of Directors. The number of directors shall be fixed in the manner provided in the bylaws of the Corporation.

  Section 2. Election of Directors. Elections of Directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

                                 ARTICLE VIII

                       Limitation of Director Liability

  To the fullest extent permitted by the GCL, as the same exists or may hereafter be amended (provided that the effect of any such amendment shall be prospective only) and as interpreted by the courts of the State of Delaware ("Delaware Law"), a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a director.

                                  ARTICLE IX

                        Nonapplicability of Section 203

  The provisions of Section 203 of the GCL shall not apply to the Corporation.

                                   ARTICLE X

                     Stockholder Action by Written Consent

  Any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote on that action were present and voted. In the case of election of directors, such consent shall be effective only if signed by the holders of all outstanding shares entitled to vote for the election of directors; provided, however, that a director may be elected at any time to fill a vacancy on the Board of Directors (other than a vacancy created by the removal of a director) that has not been filled by the directors, by the written consent of the holders of a majority of the outstanding shares entitled to vote for the election of directors. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                  ARTICLE XI

                               Cumulative Voting

  Each holder of stock entitled to vote for the election of directors shall be entitled to as many votes as shall equal the number of votes which such stockholder would be entitled (but for the provisions of this Article) to cast for the election of directors with respect to such stockholder's shares of stock multiplied by the number of directors to be elected, and such holder may cast all of such votes for a single director or for any two or more directors as such stockholder may see fit.


                                  ARTICLE XII

                      Creditor Compromise or Arrangement

  Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of the GCL or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of the GCL order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this

Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

  The undersigned incorporator hereby acknowledges that the foregoing Certificate of Incorporation is his act and deed.

Dated:            , 1999

                                          _____________________________________
                                          Steven C. McCracken, Incorporator

                                                                     APPENDIX C

                                    BYLAWS
                                      OF
                             CALLAWAY GOLF COMPANY
                           (A DELAWARE CORPORATION)

                                   ARTICLE I

                               Corporate Offices

 1.1 Registered Office

  The registered office of the corporation shall be fixed in the certificate of incorporation of the corporation.

 1.2 Other Offices

  The board of directors may at any time establish branch or subordinate offices at any place or places where the corporation is qualified to do business.

                                  ARTICLE II

                           Meetings Of Stockholders

 2.1 Place of Meetings

  Meetings of stockholders shall be held at any place within or outside the State of Delaware designated by the board of directors. In the absence of any such designation, stockholders' meetings shall be held at the principal executive office of the corporation.

 2.2 Annual Meeting

  (a) The annual meeting of stockholders shall be held each year on a date and at a time designated by the board of directors. At the meeting, directors shall be elected, and any other proper business may be transacted.

  (b) Nominations of persons for election to the board of directors of the corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the corporation's notice of meeting, (ii) by or at the direction of the board of directors or (iii) by any stockholder of the corporation who was a stockholder of record at the time of giving of notice provided for in this bylaw, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 2.2.

  (c) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of Section 2.2(b) above, the stockholder must have given timely notice thereof in writing to the secretary of the corporation and such other business must be a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the secretary at the principal executive offices of the corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, for reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (x) the name and address of such stockholder, as they appear on the corporation's books, and of such beneficial owner and (y) the class and number of shares of the corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

 2.3 Special Meeting

  (a) A special meeting of the stockholders may be called at any time by the board of directors, or by the chairman of the board, or by the president, or by one or more stockholders holding shares in the aggregate entitled to cast not less than ten percent (10%) of the votes at that meeting. No other person or persons are permitted to call a special meeting.

  (b) For a special meeting of stockholders to be properly called by a stockholder or stockholders, the request must be in writing, specifying the date and time of such meeting and the information set forth in Section 2.3(c) hereof, and must be delivered to, or mailed and received by, the chairman of the board, the president or the secretary of the corporation not less than thirty-five (35) nor more than sixty (60) days prior to the date requested for such meeting. The officer receiving the request shall cause notice to be promptly given to the stockholders entitled to vote, in accordance with the provisions of Section 2.4 hereof, that a meeting will be held at the time requested by the person or persons calling the meeting. If the notice is not given within twenty (20) days after receipt of the request, the person or persons requesting the meeting may give the notice.

  (c) Any request for a special meeting submitted by a stockholder pursuant to
Section 2.3(b) hereof shall set forth as to each matter the stockholder proposes to bring before the special meeting the information required by
Section 2.2(c) above with respect to director nominees or other proposed business, as the case may be.

 2.4 Notice of Stockholders' meetings

  All notices of meetings of stockholders shall be sent or otherwise given in accordance with Section 2.6 of these bylaws not less than ten (10) nor more than sixty (60) days before the date of the meeting. The notice shall specify the place, date and hour of the meeting and (i) in the case of a special meeting, the purpose or purposes for which the meeting is called (no business other than that specified in the notice may be transacted) or (ii) in the case of the annual meeting, those matters which the board of directors, at the time of giving the notice, intends to present for action by the stockholders (but any proper matter may be presented at the meeting for such action). The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees who, at the time of the notice, the board intends to present for election.

 2.5 Conduct of Meeting

  The board of directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the board, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the board or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the board or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

 2.6 Manner of Giving Notice; Affidavit of Notice

  Written notice of any meeting of stockholders shall be given either personally or by first-class mail or by telefacsimile or other written communication. Notices not personally delivered shall be sent charges prepaid and shall be addressed to the stockholder at the address of that stockholder appearing on the books of the corporation or given by the stockholder to the corporation for the purpose of notice. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telefacsimile or other means of written communication.

  An affidavit of the mailing or other means of giving any notice of any stockholders' meeting, executed by the secretary, assistant secretary or any transfer agent of the corporation giving the notice, shall be prima facie evidence of the giving of such notice.

 2.7 Quorum

  The holders of a majority in voting power of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum is not present or represented at any meeting of the stockholders, then either (i) the chairman of the meeting or (ii) the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting in accordance with this Section 2.7.

  When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the laws of the State of

Delaware or of the certificate of incorporation or these bylaws, a different vote is required, in which case such express provision shall govern and control the decision of the question.

  If a quorum be initially present, the stockholders may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken is approved by a majority of the stockholders initially constituting the quorum.

 2.8 Adjourned Meeting; Notice

  When a meeting is adjourned to another time and place, unless these bylaws otherwise require, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

 2.9 Voting

  The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.11 of these bylaws, subject to the provisions of Sections 217 and 218 of the General Corporation Law of Delaware (relating to voting rights of fiduciaries, pledgors and joint owners, and to voting trusts and other voting agreements).

  Except as may be otherwise provided in the certificate of incorporation or these bylaws, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder.

 2.10 Waiver of Notice

  Whenever notice is required to be given under any provision of the General Corporation Law of Delaware or of the certificate of incorporation or these bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice unless so required by the certificate of incorporation or these bylaws.

 2.11 Stockholder Action by Written Consent

  Except as may be otherwise provided in the certificate of incorporation, any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote on that action were present and voted. In the case of election of directors, if the certificate of incorporation so provides, such a consent shall be effective only if signed by the holders of all outstanding shares entitled to vote for the election of directors; provided, however, that a director may be elected at any time to fill a vacancy on the board of directors (other than a vacancy created by the removal of a director) that has not been filled by the directors, by the written consent of the holders of a majority of the outstanding shares entitled to vote for the election of directors. All such consents shall be filed with the secretary of the corporation and shall be maintained in the corporate records. Any stockholder giving a written consent, or the stockholder's proxy holders, may revoke the consent by a writing received by the secretary of the corporation before written consents of the number of shares required to authorize the proposed action have been filed with the secretary.

  If the consents of all stockholders entitled to vote have not been solicited in writing, and if the unanimous written consent of all such stockholders shall not have been received, the secretary shall give prompt notice of the corporate action approved by the stockholders without a meeting.

 2.12 Record Date for Stockholder Notice; Voting

  For purposes of determining the stockholders entitled to notice of any meeting or to vote thereat or entitled to give consent to corporate action without a meeting, the board of directors may fix, in advance, a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors and which shall not be more than sixty (60) days nor less than ten (10) days before the date of any such meeting, nor more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the board of directors in the case of an action in writing without a meeting, and in such event only stockholders of record on the date so fixed are entitled to notice and to vote, notwithstanding any transfer of any shares on the books of the corporation after the record date.

  If the board of directors does not so fix a record date, (a) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held, and (b) the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be the first date on which a signed written consent setting forth the action to be taken is delivered to the corporation at its principal place of business or to the corporation's registered office in Delaware.

  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting unless the board of directors fixes a new record date for the adjourned meeting, but the board of directors shall fix a new record date if the meeting is adjourned for more than thirty (30) days from the date set for the original meeting.

  The record date for any other purpose shall be as provided in Section 8.1 of these bylaws.

 2.13 Proxies

  Every person entitled to vote for directors, or on any other matter, shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the secretary of the corporation, but no such proxy shall be voted or acted upon after three (3) years from its date unless the proxy provides for a longer period. A proxy shall be deemed signed if the stockholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission, telefacsimile or otherwise) by the stockholder or the stockholder's attorney-in-fact. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(e) of the General Corporation Law of Delaware.

 2.14 List of Stockholders Entitled to Vote

  The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

                                  ARTICLE III

                                   Directors

 3.1 Powers

  Subject to the provisions of the General Corporation Law of Delaware and any limitations in the certificate of incorporation and these bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors.

 3.2 Number of Directors

  The board of directors shall consist of not less than six (6) nor more than fifteen (15) members, with the exact number within that range to be set from time to time exclusively by resolution of the board of directors.

 3.3 Election and Term of Office of Directors

  Except as provided in Section 3.4 of these bylaws, directors shall be elected at each annual meeting of stockholders to hold office until the next annual meeting. Each director, including a director elected or appointed to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.

 3.4 Resignation and Vacancies

  Any director may resign effective on giving written notice to the chairman of the board, the president, the secretary or the board of directors, unless the notice specifies a later time for that resignation to become effective. If the resignation of a director is effective at a future time, the board of directors may elect a successor to take office when the resignation becomes effective.

  All vacancies in the board of directors may be filled by a majority of the remaining directors, even if less than a quorum, or by a sole remaining director; provided, that whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the certificate of incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.

 3.5 Place of Meetings; Meetings by Telephone

  Regular meetings of the board of directors may be held at any place within or outside the State of Delaware that has been designated from time to time by resolution of the board. In the absence of such a designation, regular meetings shall be held at the principal executive office of the corporation. Special meetings of the board may be held at any place within or outside the State of Delaware that has been designated in the notice of the meeting or, if not stated in the notice or if there is no notice, at the principal executive office of the corporation.

  Any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all directors participating in the meeting can hear one another; and all such directors shall be deemed to be present in person at the meeting.

 3.6 Regular Meetings

  Regular meetings of the board of directors may be held without notice if the times of such meetings are fixed by the board of directors. If any regular meeting day shall fall on a legal holiday, then the meeting shall be held next succeeding full business day.

 3.7 Special Meetings; Notice

  Special meetings of the board of directors for any purpose or purposes may be called at any time by the chairman of the board, the president or any two directors.

  Notice of the time and place of special meetings shall be delivered personally or by telephone to each director or sent by first-class mail or telefacsimile, charges prepaid, addressed to each director at that director's address as it is shown on the records of the corporation. If the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. If the notice is delivered personally or by telephone or telefacsimile, it shall be delivered personally or by telephone or telefacsimile at least forty-eight (48) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone or telefacsimile may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose or the place of the meeting, if the meeting is to be held at the principal executive office of the corporation.

 3.8 Quorum

  A majority of the authorized number of directors shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 3.10 of these bylaws. Every act or decision done or made by a majority of the directors present at a duly held meeting at which a quorum is present shall be regarded as the act of the board of directors, subject to the provisions of the certificate of incorporation and other applicable law.

  A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

 3.9 Waiver of Notice

  Notice of a meeting need not be given to any director (i) who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or (ii) who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such directors. All such waivers, consents, and approvals shall be filed with the corporate records or made part of the minutes of the meeting. A waiver of notice need not specify the purpose of any regular or special meeting of the board of directors.

 3.10 Adjournment

  A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

 3.11  Notice of Adjournment

  Notice of the time and place of holding an adjourned meeting need not be given unless the meeting is adjourned for more than twenty-four (24) hours. If the meeting is adjourned for more than twenty-four (24) hours, then notice of the time and place of the adjourned meeting shall be given before the adjourned meeting takes place, in the manner specified in Section 3.7 of these bylaws, to the directors who were not present at the time of the adjournment.

 3.12  Board Action by Written Consent Without a Meeting

  Any action required or permitted to be taken by the board of directors may be taken without a meeting, provided that all members of the board individually or collectively consent in writing to that action. Such action by written consent shall have the same force and effect as a unanimous vote of the board of directors. Such written consent and any counterparts thereof shall be filed with the minutes of the proceedings of the board.

 3.13 Fees and Compensation of Directors

  Directors and members of committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the board of directors. This Section 3.13 shall not be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee or otherwise and receiving compensation for those services.

 3.14 Approval of Loans to Officers

  The corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or any of its subsidiaries, including any officer or employee who is a director of the corporation or any of its subsidiaries, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the corporation. The loan, guaranty or other assistance may be with or without interest and may be unsecured, or secured in such manner as the board of directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing contained in this section shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.

                                  ARTICLE IV

                                  Committees

 4.1 Committees of Directors

  The board of directors may, by resolution adopted by a majority of the authorized number of directors, designate one (1) or more committees, each consisting of two or more directors, to serve at the pleasure of the board. The board may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The appointment of members or alternate members of a committee requires the vote of a majority of the authorized number of directors. Any committee, to the extent provided in the resolution of the board, shall have and may exercise all the powers and authority of the board, but no such committee shall have the power or authority to:

  (a) approve or adopt, or recommend to the stockholders, any action or matter expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval; or

  (b) adopt, amend or repeal any bylaw of the corporation.

 4.2 Meetings and Action of Committees

  Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these bylaws, Section 3.5 (place of meetings), Section 3.6 (regular meetings), Section 3.7 (special meetings and notice), Section 3.8 (quorum), Section 3.9 (waiver of notice),
Section 3.10 (adjournment), Section 3.11 (notice of adjournment), and Section
3.12 (action without meeting), with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the board of directors and its members; provided, however, that the time of regular meetings of committees may be determined either by resolution of the board of directors or by resolution of the committee, that special meetings of committees may also be called by resolution of the board of directors, and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The board of directors may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.

 4.3 Committee Minutes

  Each committee shall keep regular minutes of its meetings and report the same to the board of directors when requested.

                                   ARTICLE V

                                   Officers

 5.1 Officers

  The officers of the corporation shall be a president, a secretary, and a chief financial officer. The corporation may also have, at the discretion of the board of directors, a chairman of the board, one or more vice presidents, one or more assistant secretaries, one or more assistant treasurers, and such other officers as may be appointed in accordance with the provisions of
Section 5.3 of these bylaws. Any number of offices may be held by the same person.

 5.2 Election of Officers

  The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 or Section 5.5 of these bylaws, shall be chosen by the board, subject to the rights, if any, of an officer under any contract of employment.

 5.3 Subordinate Officers

  The board of directors may appoint, or may empower the president to appoint, such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the board of directors may from time to time determine.

 5.4 Removal and Resignation of Officers

  Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the board of directors at any regular or special meeting of the board or, except in case of an officer chosen by the board of directors, by any officer upon whom such power of removal may be conferred by the board of directors.

  Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

 5.5 Vacancies in Offices

  A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these bylaws for regular appointments to that office.

 5.6 Chairman of the Board

  The chairman of the board, if such an officer be elected, shall, if present, preside at meetings of the board of directors and exercise and perform such other powers and duties as may from time to time be assigned by the board of directors or as may be prescribed by these bylaws. If there is no president, then the chairman of the board shall also be the chief executive officer of the corporation and shall have the powers and duties prescribed in Section 5.7 of these bylaws.

 5.7 President

  Subject to such supervisory powers, if any, as may be given by the board of directors to the chairman of the board, if there be such an officer, the president shall be the chief executive officer of the corporation and shall, subject to the control of the board of directors, have general supervision, direction, and control of the business and the officers of the corporation. The president shall preside at all meetings of the stockholders and, in the absence or nonexistence of a chairman of the board, at all meetings of the board of directors. The president shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the board of directors or these bylaws.

 5.8 Vice Presidents

  In the absence or disability of the president, the vice presidents, if any, in order of their rank as fixed by the board of directors or, if not ranked, a vice president designated by the board of directors, shall perform all the duties of the president and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors, these bylaws, the president or the chairman of the board.

 5.9 Secretary

  The secretary shall keep or cause to be kept, at the principal executive office of the corporation or such other place as the board of directors may direct, a book of minutes of all meetings and actions of directors, committees of directors and stockholders. The minutes shall show the time and place of each meeting, whether regular or special (and, if special, how authorized and the notice given), the names of those present at directors' meetings or committee meetings, the number of shares present or represented at stockholders' meetings, and the proceedings thereof.

  The secretary shall keep, or cause to be kept, at the principal executive office of the corporation or at the office of the corporation's transfer agent or registrar, as determined by resolution of the board of directors, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation.

  The secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the board of directors required to be given by law or by these bylaws, shall keep the seal of the corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the board of directors or by these bylaws.

 5.10 Chief Financial Officer

  The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director.

  The chief financial officer shall deposit all money and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the board of directors. The chief financial officer shall disburse the funds of the corporation as may be ordered by the board of directors, shall render to the president and directors, whenever they request it, an account of all transactions effected as chief financial officer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or these bylaws.

                                  ARTICLE VI

              Indemnification of Directors, Officers, Employees,
                               and Other Agents

 6.1 Indemnification of Directors and Officers

  The corporation shall, to the maximum extent and in the manner permitted by the General Corporation Law of Delaware as the same now exists or may hereafter be amended, indemnify any person against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit, or proceeding in which such person was or is a party or is threatened to be made a party by reason of the fact that such person is or was a director or officer of the corporation. For purposes of this Section 6.1, a "director" or "officer" of the corporation shall mean any person (i) who is or was a director or officer of the corporation, (ii) who is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was a director or officer of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

  The corporation shall be required to indemnify a director or officer in connection with an action, suit, or proceeding (or part thereof) initiated by such director or officer only if the initiation of such action, suit, or proceeding (or part thereof) by the director or officer was authorized by the board of directors of the corporation.

  The corporation shall pay the expenses (including attorney's fees) incurred by a director or officer of the corporation entitled to indemnification hereunder in defending any action, suit or proceeding referred to in this
Section 6.1 in advance of its final disposition; provided, however, that payment of expenses incurred by a director or officer of the corporation in advance of the final disposition of such action, suit or proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should ultimately be determined that the director of officer is not entitled to be indemnified under this Section 6.1 or otherwise.

  This Section shall create a right of indemnification for each person referred to above, whether or not the proceeding to which the indemnification relates arose in whole or in part prior to the adoption of this Section, and in the event of death, such right shall extend to such person's legal representatives. The rights conferred on any person by this Section shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these bylaws, agreement, vote of the stockholders or disinterested directors or otherwise. Any repeal or modification of the foregoing provisions of this Section shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

 6.2 Indemnification of Others

  The corporation shall have the power, to the maximum extent and in the manner permitted by the General Corporation Law of Delaware as the same now exists or may hereafter be amended, to indemnify any person (other than directors and officers) against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit, or proceeding, in which such person was or is a party or is threatened to be made a party by reason of the fact that such person is or was an employee or agent of the corporation. For purposes of this Section 6.2, an "employee" or "agent" of the corporation (other than a director or officer) shall mean any person (i) who is or was an employee or agent of the corporation, (ii) who is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or
(iii) who was an employee or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

 6.3 Insurance

  The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of the General Corporation Law of Delaware.

                                  ARTICLE VII

                              Records and Reports

 7.1 Maintenance and Inspection of Records

  The corporation shall, either at its principal executive office or at such place or places as designated by the board of directors, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these bylaws as amended to date, accounting books and other records of its business and properties.

  Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation's stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in Delaware or at its principal place of business.

 7.2 Inspection by Directors

  Any director shall have the right to examine (and to make copies of) the corporation's stock Any director shall have the right to examine (and to make copies of) the corporation's stock ledger, a list of its stockholders and its other books and records for a purpose reasonably related to his or her position as a director.

 7.3 Representation of Shares of Other Corporations

  The chairman of the board, if any, the president, any vice president, the chief financial officer, the secretary or any assistant secretary of this corporation, or any other person authorized by the board of directors or the president or a vice president, is authorized to vote, represent and exercise on behalf of this corporation all rights incident to any and all shares of the stock of any other corporation or corporations standing in the name of this corporation. The authority herein granted may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

 7.4 Certification and Inspection of Bylaws

  The original or a copy of these bylaws, as amended or otherwise altered to date, certified by the secretary, shall be kept at the corporation's principal executive office and shall be open to inspection by the stockholders of the corporation, at all reasonable times during office hours.

                                 ARTICLE VIII

                                General Matters

 8.1 Record Date for Purposes Other Than Notice and Voting

  For purposes of determining the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) days before any such action. In that case, only stockholders of record at the close of business on the date so fixed are entitled to receive the dividend, distribution or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date so fixed, except as otherwise provided in the General Corporation Law of Delaware.

  If the board of directors does not so fix a record date, then the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board adopts the applicable resolution.

 8.2 Checks; Drafts; Evidences of Indebtedness

  From time to time, the board of directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the corporation, and only the persons so authorized shall sign or endorse those instruments.

 8.3 Corporate Contracts and Instruments: How Executed

  The board of directors, except as otherwise provided in these bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

 8.4 Stock Certificates; Transfer; Partly Paid Shares

  The shares of the corporation shall be represented by certificates, provided that the board of directors of the corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Notwithstanding the adoption of such a resolution by the board of directors, every holder of stock represented by certificates and, upon request, every holder of uncertificated shares, shall be entitled to have a certificate signed by, or in the name of the corporation by, the chairman or vice-chairman of the board of directors, or the president or any vice president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of such corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile.

  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

  Certificates for shares shall be of such form and device as the board of directors may designate and shall state the name of the record holder of the shares represented thereby; its number; date of issuance; the number of shares for which it is issued; a summary statement or reference to the powers, designations, preferences or other special rights of such stock and the qualifications, limitations or restrictions of such preferences and/or rights, if any; a statement or summary of liens, if any; a conspicuous notice of restrictions upon transfer or registration of transfer, if any; a statement as to any applicable voting trust agreement; if the shares be assessable, or, if assessments are collectible by personal action, a plain statement of such facts.

  Upon surrender to the secretary or transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

  The corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, or upon the books and records of the corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

 8.5 Special Designation on Certificates

  If the corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the corporation shall issue to represent such class or series of stock a statement that the corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

 8.6 Lost Certificates

  Except as provided in this Section 8.6, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the corporation and cancelled at the same time. The board of directors may, in case any share certificate or certificate for any other security is lost, stolen or destroyed, authorize the issuance of replacement certificates on such terms and conditions as the board may require; the board may require indemnification of the corporation secured by a bond or other adequate security sufficient to protect the corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction of the certificate or the issuance of the replacement certificate.

 8.7 Transfer Agents and Registrars

  The board of directors may appoint one or more transfer agents or transfer clerks, and one or more registrars, each of which shall be an incorporated bank or trust company -- either domestic or foreign, who shall be appointed at such times and places as the requirements of the corporation may necessitate and the board of directors may designate.

 8.8 Construction; Definitions

  Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the General Corporation Law of Delaware shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both a corporation and a natural person.

                                  ARTICLE IX

                                  Amendments

  The original or other bylaws of the corporation may be adopted, amended or repealed by the stockholders entitled to vote or by the board of directors of the corporation. The fact that such power has been so conferred upon the directors shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal bylaws.

  Whenever an amendment or new bylaw is adopted, it shall be copied in the book of bylaws with the original bylaws, in the appropriate place. If any bylaw is repealed, the fact of repeal with the date of the meeting at which the repeal was enacted or the filing of the operative written consent(s) shall be stated in said book.

                                     [MAP]

                               Map not to scale


                              1999 Callaway Golf
                             Shareholders Meeting
                         Wednesday, May 5, 10:00 a.m.

                             2180 Rutherford Road
                          Carlsbad, California 92008

From I-5:
--------
Exit on Palomar Airport Road - East
Left on College Blvd.
Right on Aston Ave.
Right on Rutherford Road

From I-15:
---------
Take 78 - West
Exit on San Marcos Blvd. - South
  (San Marcos Blvd. becomes
   Palomar Airport Road)
Right on El Camino Real
Left on Faraday Ave.
Left on Rutherford Road.

                             CALLAWAY GOLF COMPANY

         The undersigned shareholder of CALLAWAY GOLF COMPANY hereby appoints STEVEN C. McCRACKEN, DAVID RANE, or either of them, proxies of the undersigned, each with full power to act without the other and with the power of substitution, to represent the undersigned at the Annual Meeting of Shareholders of Callaway Golf Company to be held at 2180 Rutherford Road, Carlsbad, California 92008, on May 5, 1999 at 10:00 a.m. (California time), and at any adjournments or postponements thereof, and to vote all shares of stock of the Company standing in the name of the undersigned with all the powers the undersigned would possess if personally present, in accordance with the instructions below and on the reverse hereof, and in their discretion upon such other business as may properly come before the meeting; provided, however, that such proxies, or either of them, shall have the power to cumulate votes and distribute them among the nominees listed in the manner directed herein, as they see fit, and to drop any such nominees, in order to ensure the election of the greatest number of such nominees.

         THIS PROXY VOTING INSTRUCTION CARD WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREBY BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY/VOTING INSTRUCTION CARD WILL BE VOTED FOR THE NOMINEES LISTED ON THE REVERSE SIDE HEREOF, FOR PROPOSAL 2 AND FOR PROPOSAL 3. IF YOU HAVE A BENEFICIAL INTEREST IN SHARES HELD BY THE 401(K) PLAN SPONSORED BY CALLAWAY GOLF COMPANY, THEN THIS CARD ALSO CONSTITUTES YOUR VOTING INSTRUCTIONS TO THE TRUSTEE OF SUCH PLAN AND IF YOU DID NOT SIGN AND RETURN THIS CARD, SUCH SHARES WILL BE VOTED BY THE TRUSTEE FOR THE NOMINEES LISTED ON THE REVERSE HEREOF, FOR PROPOSAL 2 AND FOR PROPOSAL 3. THE TRUSTEE CANNOT GUARANTEE THAT VOTING INSTRUCTIONS RECEIVED AFTER MAY 3, 1999 WILL BE COUNTED.



                 IMPORTANT: SIGNATURE REQUIRED ON REVERSE SIDE


R.S.V.P./COMMENTS/ADDRESS CHANGE: PLEASE MARK R.S.V.P./COMMENT/ADDRESS CHANGE BOX ON THE REVERSE SIDE


                             CONTINUED AND TO BE DATED AND SIGNED, ON OTHER SIDE

 ................................................................................
                             FOLD AND DETACH HERE

THIS PROXY/VOTING INSTRUCTION CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE PROPOSALS.

1.  ELECTION OF DIRECTORS

Nominees:  01 Ely Callaway, 02 William C. Baker, 03 Vernon E. Jordan, Jr., 04
           Yotaro Kobayashi, 05 Bruce Parker, 06 Aulana L. Peters, 07 Frederick
           R. Port, 08 Richard Rosenfield, 09 William A. Schreyer, and 10 Charles J. Yash


           FOR all nominees listed               WITHHOLD AUTHORITY
           (except as marked to the contrary)    to vote for all nominees listed
                                                 (Instruction: To withhold
                                                 authority to vote for any
                                                 individual nominee, write the
                                                 nominee's name on the line
                                                 provided below.


                                                 -------------------------------
2. Proposal to approve the reincorporation of Callaway Golf Company as a Delaware corporation.

        FOR                 AGAINST                 ABSTAIN


3. Proposal to approve the adoption of the Callaway Golf Company 1999 Employee Stock Purchase Plan

        FOR                 AGAINST                 ABSTAIN


4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

                      R.S.V.P./COMMENTS/ADDRESS CHANGE
                      Please mark this box and complete the          I PLAN TO
                      Reverse side if you are bringing others to       ATTEND
                      The meeting or if you have written              MEETING
                      Comments/address change.


                      The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders to be held May 5, 1999 and the Proxy Statement furnished herewith.

                           ***IF YOU WISH TO VOTE BY TELEPHONE,
                          PLEASE READ THE INSTRUCTIONS BELOW***


Signature_______________________ Signature___________________________Date_______
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
 ................................................................................
                             FOLD AND DETACH HERE

                               March 31, 1999

TO: PARTICIPANTS IN THE CALLAWAY GOLF COMPANY 1995 EMPLOYEE STOCK PURCHASE PLAN AND EMPLOYEE STOCK OPTION PLANS

     The Company has placed 5,300,000 shares of Common Stock into a Grantor Stock Trust, where it is being held to fund benefits under, among other things, the above stock plans. As a participant in one or more of the stock plans, you have certain rights to direct the voting of these shares at the upcoming Annual Meeting. Your voting rights are based upon the number of unexercised options you hold under the Stock Option Plan and/or shares you purchased during the last year under the Employee Stock Purchase Plan.

     To exercise your voting rights, please complete the enclosed green Voting Instruction Card. It directs the Trustee, Sanwa Bank of California, how to vote. You must return the Voting Card to the Trustee using the enclosed return envelope prior to the Annual Meeting, which will be held on May 5, 1999, in order to exercise your voting rights under the Trust. The Trustee cannot guarantee that voting instructions received after May 3, 1999 will be counted.

     For the reasons stated in the enclosed Proxy Statement for the Annual Meeting, your Board of Directors recommends a vote "FOR" all of the nominees for director and the other proposals set forth on the Voting Instruction Card.

     You may get more than one package of materials regarding the upcoming Annual Meeting. For example, if you also are a shareholder, separate from these stock plans, you will receive a separate mailing containing a white Proxy Card or Voting Instruction Card for these shares. YOU MUST SEPARATELY VOTE THE SHARES HELD BY YOU AS A SHAREHOLDER OR 401(K) PLAN PARTICIPANT BY USING THE PROXY CARD OR VOTING INSTRUCTION CARD YOU RECEIVE WITH THOSE PACKAGES. Please return any Voting Instruction Card and Proxy Card you might receive separately in the separate return envelopes provided with each package.

     As noted above, you may receiving more than one copy of the Annual Report and Proxy Statement. The law requires that we mail these informational materials with each voting card. We regret any inconvenience this may cause. If you wish, you can return any extra copies to the Company's Legal Department where they will be re-used or recycled.

     If you need further assistance, please contact Krista Mallory at
(760) 931-1771.  Thank you for your cooperation.

                                        Sincerely,



                                        Ely Callaway
                                        Chairman of the Board
                                        and Chief Executive Officer

                             CALLAWAY GOLF COMPANY
                    Plan Participant Voting Instruction Card

TO: Sanwa Bank California
    Trustee of the Callaway Golf Company Grantor Stock Trust

  With respect to the voting at the Annual Meeting of Shareholders of Callaway Golf Company to be held on May 5, 1999, or any adjournment or postponement thereof, the undersigned participant in the Callaway Golf Company Stock Option Plans and/or 1995 Employee Stock Purchase Plan hereby directs Sanwa Bank California, as Trustee of the Callaway Golf Company Grantor Stock Trust, to vote all of the undersigned's votes to which the undersigned is entitled to direct under the Trust in accordance with the following instructions:

THE VOTES TO WHICH THE UNDERSIGNED PLAN PARTICIPANT IS ENTITLED TO DIRECT UNDER THE TRUST WILL BE VOTED AS DIRECTED BELOW AND ON THE REVERSE SIDE HEREOF, AND WILL BE VOTED FOR ALL NOMINEES FOR DIRECTORS AND FOR PROPOSALS 2 AND 3 IF NO INSTRUCTIONS ARE INDICATED.

1. ELECTION OF DIRECTORS

    Nominees: Ely Callaway, William C. Baker, Vernon E. Jordan, Jr., Yotaro
        Kobayashi, Bruce Parker, Aulana L. Peters, Frederick R. Port, Richard
                 Rosenfield, William A. Schreyer and Charles J. Yash

[_] FOR all nominees listed               [_] WITHHOLD AUTHORITY to vote for all
    (except as marked to the contrary)        nominees listed

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the line provided below).

--------------------------------------------------------------------------------

                 IMPORTANT: SIGNATURE REQUIRED ON REVERSE SIDE

                                             (Continued and to be signed on
                                              other side)




                                                            Please mark  [X]
                                                             your votes
                                                              as this
                                                              example


2. Proposal to approve reincorporation of Callaway Golf Company as a Delaware corporation.

           [_] FOR     [_] AGAINST     [_] ABSTAIN

3. Proposal to approve the adoption of the Callaway Golf Company 1999 Employee Stock Purchase Plan.

           [_] FOR     [_] AGAINST     [_] ABSTAIN

4. In their discretion, Steven C. McCracken and David Rane, or either of them, are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

                                       The undersigned hereby acknowledges
                                       receipt of the Notice of Annual Meeting
                                       of Shareholders to be held May 5, 1999
                                       and the Proxy Statement furnished
                                       herewith.

                                       Signature _____________________________
                                                Please sign exactly as name
                                                appears hereon.

                                       Date _____________________________, 1999

                                       PLEASE MARK, DATE, SIGN AND RETURN THIS
                                       VOTING INSTRUCTION CARD PROMPTLY IN THE
                                       ENCLOSED RETURN ENVELOPE. THE TRUSTEE
                                       CANNOT GUARANTEE THAT INSTRUCTIONS
                                       RECEIVED AFTER MAY 3, 1999 WILL BE
                                       COUNTED.